                                                           EXHIBIT 10.1

                                                           EXECUTION COPY



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                            CREDIT AGREEMENT





                                 among





                            RBX CORPORATION,





                          THE SEVERAL LENDERS
                   FROM TIME TO TIME PARTIES HERETO,





                                  and





                       THE CHASE MANHATTAN BANK,
                                as agent



                     DATED AS OF DECEMBER 11, 1997



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

                           TABLE OF CONTENTS
                           -----------------

                                                                      Page
                                                                      ----
SECTION 1.  DEFINITIONS                                                  1
        1.1  Defined Terms                                               1
        1.2  Other Definitional Provisions                              17

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS                             17
        2.1  Commitments                                                17
        2.2  Notes                                                      17
        2.3  Procedure for Borrowing                                    18
        2.4  Termination or Reduction of Commitments                    18

SECTION 3.  LETTERS OF CREDIT                                           18
        3.1  L/C Commitment                                             18
        3.2  Procedure for Issuance of Letters of Credit                19
        3.3  Fees, Commissions and Other Charges                        19
        3.4  L/C Participations                                         20
        3.5  Reimbursement Obligation of the Borrower                   20
        3.6  Obligations Absolute                                       21
        3.7  Letter of Credit Payments                                  21
        3.8  Application                                                21

SECTION 4.  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS
            OF CREDIT                                                   21
        4.1  Interest Rates and Payment Dates                           21
        4.2  Conversion and Continuation Options                        22
        4.3  Groups of Loans                                            22
        4.4  Optional and Mandatory Prepayments                         22
        4.5  Commitment Fees; Agent's Fee; Other Fees                   23
        4.6  Computation of Interest and Fees                           23
        4.7  Inability to Determine Interest Rate                       24
        4.8  Pro Rata Treatment and Payments                            24
        4.9  Illegality                                                 25
        4.10  Requirements of Law                                       25
        4.11  Taxes                                                     26
        4.12  Indemnity                                                 28
        4.13  Certain Rules Relating to the Payment of Additional
              Amounts                                                   28

SECTION 5.  REPRESENTATIONS AND WARRANTIES                              29
        5.1  Financial Condition                                        29
        5.2  No Change; Solvency                                        30
        5.3  Corporate Existence; Compliance with Law                   30
        5.4  Corporate Power; Authorization; Enforceable Obligations    30
        5.5  No Legal Bar                                               30
        5.6  No Material Litigation                                     31

        5.7  No Default                                                 31
        5.8  Ownership of Property; Liens                               31
        5.9  Intellectual Property                                      31
        5.10  No Burdensome Restrictions                                31
        5.11  Taxes                                                     31
        5.12  Federal Regulations                                       31
        5.13  ERISA                                                     31
        5.14  Collateral                                                32
        5.15  Investment Company Act; Other Regulations                 32
        5.16  Subsidiaries                                              32
        5.17  Purpose of Loans                                          32
        5.18  Environmental Matters                                     32

SECTION 6.  CONDITIONS PRECEDENT                                        33
        6.1  Conditions to Initial Loan                                 33
        6.2  Conditions to Each Loan                                    36

SECTION 7.  AFFIRMATIVE COVENANTS                                       36
        7.1  Financial Statements                                       36
        7.2  Certificates; Other Information                            37
        7.3  Payment of Obligations                                     38
        7.4  Conduct of Business and Maintenance of Existence           38
        7.5  Maintenance of Property; Insurance                         38
        7.6  Inspection of Property; Books and Records; Discussions     39
        7.7  Environmental Laws                                         39
        7.8  Landlord Consents                                          40
        7.9  Notices                                                    40
        7.10  Additional Collateral                                     41

SECTION 8.  NEGATIVE COVENANTS                                          41
        8.1  Financial Condition Covenants                              42
        8.2  Limitation on Indebtedness                                 43
        8.3  Limitation on Liens                                        42
        8.4  Limitation on Guarantee Obligations                        45
        8.5  Limitation on Fundamental Changes                          46
        8.6  Limitation on Sale of Collateral                           46
        8.7  Limitation on Dividends                                    46
        8.8  Limitation on Capital Expenditures                         47
        8.9  Limitation on Investments, Loans and Advances              47
        8.10  Limitations on Certain Acquisitions                       48
        8.11  Limitation on Optional Payments and Modifications
              of Debt Instruments                                       48
        8.12  Limitation on Transactions with Affiliates                49
        8.13  Intentionally Omitted                                     49
        8.14  Intentionally Omitted                                     49
        8.15  Limitation on Changes in Fiscal Year                      49
        8.16  Limitation on Negative Pledge Clauses                     50
        8.17  Limitation on Lines of Business; Creation of
              Subsidiaries                                              50
        8.18  Limitation on Bank Accounts                               50

SECTION 9.  EVENTS OF DEFAULT                                           50

SECTION 10.  THE AGENT                                                  52

        10.1  Appointment                                               52
        10.2  Delegation of Duties                                      53
        10.3  Exculpatory Provisions                                    53
        10.4  Reliance by Agent                                         53
        10.5  Notice of Default                                         53
        10.6  Non-Reliance on Agent and Other Lenders                   53
        10.7  Indemnification                                           54
        10.8  Agent in Its Individual Capacity                          54
        10.9  Successor Agent                                           54

SECTION 11.  MISCELLANEOUS                                              55
        11.1  Amendments and Waivers                                    55
        11.2  Notices                                                   55
        11.3  No Waiver; Cumulative Remedies                            56
        11.4  Survival of Representations and Warranties                56
        11.5  Payment of Expenses and Taxes                             56
        11.6  Successors and Assigns; Participations and Assignments    57
        11.7  Adjustments; Set-off                                      58
        11.8  Counterparts                                              59
        11.9  Severability                                              59
        11.10  Integration                                              59
        11.11  GOVERNING LAW                                            59
        11.12  Submission To Jurisdiction; Waivers                      59
        11.13  Acknowledgments                                          60
        11.14  Confidentiality                                          60
        11.15  WAIVERS OF JURY TRIAL                                    60
        11.16  Indemnity                                                60
        11.17  Senior Indebtedness                                      60

SCHEDULES

1               Commitments and Addresses
1(a)            Existing Letters of Credit
1(a)(i)         Contract Warehouses
5.1             Disposition of Businesses and Property
5.8             Exceptions to Borrower's Representations in subsection 5.8
5.9             Certain Intellectual Property
5.14            Filing Jurisdictions
5.16            Subsidiaries
6.1(m)          Lien Search Locations
8.2(e)          Existing Indebtedness
8.3(h)          Existing Liens
8.3(i)          Permitted Liens
8.4(a)          Guarantee Obligations
8.9(c)          Existing Investments
8.12            Agreements with Affiliates

EXHIBITS

A               Form of Note
B               Form of Senior Security Agreement
C               Form of Intercreditor Agreement

E               Form of Guarantee Agreement
F-1             Form of Opinion of Counsel to Borrower
F-2             Form of Opinion of Local Counsel
F-3             Form of Opinion of Counsel to the Trustee
F-4             Form of Borrowing Base Certificate
G               Form of Assignment and Acceptance
I               Form of Borrower's Certificate
J               Form of Landlord Waiver
T               Form of Business Plan

                        CREDIT AGREEMENT, dated as of December 11, 1997, among
                RBX CORPORATION, a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as issuing lender (in such capacity, the "Issuing Lender") and as agent for the Lenders (in such capacity, the "Agent").

          WHEREAS the Borrower is a party to a Credit Agreement dated as of October 16, 1995 (as amended, supplemented or otherwise modified from time to time, the "Existing Credit Agreement"), with a syndicate of lenders (the "Existing Lenders") and Chase (such term and each other capitalized term used but not defined in this introductory statement having the meanings assigned to such terms in subsection 1.1) as agent;

          WHEREAS the Borrower intends to issue in an offering under Rule 144A of the Securities Act of 1933, as amended, up to $100,000,000 aggregate principal amount of its New Notes, which will be secured (a) on a first priority basis (subject to certain permitted exceptions) by the New Notes Collateral and (b) on a second priority basis (subject to certain permitted exceptions) by the Collateral;

          WHEREAS the proceeds of the New Notes will be used to repay in full all amounts due and owing under the Existing Credit Agreement and all obligations and security interests created thereunder shall be terminated no later than the Closing Date;

          WHEREAS the Borrower has requested that the Lenders make Loans to the Borrower for working capital and general corporate purposes; and

          WHEREAS the Lenders have agreed to make the requested Loans to the Borrower on the terms and subject to the conditions hereinafter set forth.

          Accordingly, the parties hereto hereby agree as follows:


                           SECTION 1.  DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "ABR" or "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (or any successor) (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

     "ABR Loans": Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

     "Account Debtor": as defined in the Senior Security Agreement.

     "Accounts": as defined in the Uniform Commercial Code as in effect in the State of New York; and, with respect to the Borrower and its Subsidiaries, all such Accounts of such Persons, whether now existing or existing in the future, including, without limitation, (a) all accounts receivable of such Person (whether or not specifically listed on schedules furnished to the Agent) including, without limitation, all accounts created by or arising from all of such Person's sales of goods or rendition of services made under any of its trade names, or through any of its divisions, (b) all unpaid rights of such Person (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (c) all rights to any goods represented by any of the foregoing, including returned or repossessed goods,
(d) all reserves and credit balances held by such Person with respect to any such accounts receivable or Obligors, (e) all letters of credit, guarantees or collateral for any of the foregoing and (f) all insurance policies or rights relating to any of the foregoing.

     "Accounts Receivable Subsidiary": any wholly owned operating Domestic Subsidiary of the Borrower.

     "Acquired Entity":  as defined in the definition of the term
"Consolidated EBITDA".

     "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Aggregate Outstanding Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

     "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

     "AIP": American Industrial Partners Capital Fund II, L.P., a Delaware limited partnership.

     "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

     "Assignee":  as defined in subsection 11.6(c).

     "Assignment and Acceptance": an agreement in the Form of Exhibit G attached hereto.

     "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the sum of (i) the aggregate unpaid principal amount at such time of all Loans made by such Lender and (ii) an amount equal to such Lender's Commitment Percentage of the outstanding L/C Obligations at such time; collectively, as to all the Lenders, the "Available Commitments".

     "Borrowing Base": with respect to the Borrower, an amount equal to the sum, without duplication, of (i) 80% of Eligible Accounts Receivable, and (ii) the lower of (a) 25% of Eligible Inventory Value of raw material and 40% of Eligible Inventory Value of finished goods or (b) $7,000,000. The Borrowing Base shall be computed monthly in accordance with Section 7.1(d). The Borrowing Base at any time in effect shall be determined by reference to the Borrowing Base Certificate most recently delivered hereunder.

     "Borrowing Base Certificate": a certificate in the Form of Exhibit F-4 attached hereto.

     "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3 or 3.5 as a date on which the Borrower requests the Lenders to make Loans hereunder.

     "Business":  as defined in subsection 5.18.

     "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan with respect to which the Eurodollar Rate is determined based upon the Telerate British Bankers Assoc. Interest Settlement Rates Page in accordance with the definition of Eurodollar Base Rate, the term "Business Day" shall mean any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England and New York, New York.

     "Capital Expenditures": with respect to any Person for any period, the sum of the aggregate of all expenditures (whether paid in cash, capitalized as an asset or accrued as a liability) by such Person and its consolidated Subsidiaries during such period which, in accordance with GAAP, are or should be included in "capital expenditures" or similar items reflected in the consolidated statement of cash flows of such Person, other than (a) that portion of such expenditures made solely to purchase replacement assets (or other assets used in the business of the Borrower and its Subsidiaries) with the proceeds of the disposal of assets in a manner permitted or not prohibited, as applicable, by this Agreement, (b) that portion of expenditures made solely from insurance or condemnation proceeds and (c) the acquisition of all or substantially all of the assets or Capital Stock of any Person or all or substantially all of the assets of an operating division thereof in a manner permitted or not prohibited, as applicable, by this Agreement.

     "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

     "Cash Equivalents": (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000 or (ii) any bank, the holding company of which has a short-term commercial paper rating from S&P at least A-1 or the equivalent thereof or from Moody's of at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition, (d) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $100,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations, and (e) interests in money market mutual funds which invest solely in assets or securities of the type described in subparagraphs
(a), (b), (c) or (d) hereof.

`     "C/D Assessment Rate":  for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. subsection 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States.

     "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars of $100,000 or more having a maturity of 30 days or more.

     "Change of Control": the occurrence of any of the following events: (a) prior to an initial public offering by RBX Group or the Borrower, AIP and Permitted AIP Affiliates shall cease to collectively own directly or indirectly, and have the power to vote, at least 51% of the issued and outstanding Capital Stock having ordinary voting power in the election of the directors of the Borrower, (b) after the completion of an initial public offering by RBX Group or the Borrower (other than on Form S-8), (i) any Person or a group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act) other than AIP and Permitted AIP Affiliates shall directly or indirectly acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act) of 30% or more of the Capital Stock having ordinary voting power in the election of the directors of the Borrower or (ii) any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act) other than AIP and Permitted AIP Affiliates shall directly or indirectly acquire beneficial ownership (as so defined) of a greater percentage of the Capital Stock having ordinary voting power in the election of the directors of the Borrower than the percentage of such Capital Stock collectively beneficially owned by AIP and Permitted AIP Affiliates, (c) there shall occur any "Change of Control", as such term is defined in the Senior Secured Note Indenture or the Subordinated Note Indenture, (d) at any time prior to an initial public offering by the Borrower, RBX Group shall cease to beneficially own directly and of record, and have the power to vote, 100% of (i) the outstanding shares of the Borrower's common stock and (ii) the outstanding shares of Capital Stock having ordinary voting power in the election of the directors of the Borrower, (e) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of RBX Group (together with any new directors whose election by the Board of Directors of RBX Group or whose nomination for election by the shareholders of RBX Group was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of RBX Group then in office, (f) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by the Board of Directors of the Borrower or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office or (g) at any time, American Industrial Partners II, L.P. shall cease to be the sole general partner of AIP.

     "Chase":  The Chase Manhattan Bank, a New York banking corporation.

     "Closing Date": the date on which all the conditions precedent set forth in subsection 6.1 shall have been satisfied, but in no event after December 22, 1997.

     "Code":  the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral":  as defined in the Senior Security Agreement.

     "Commercial Letter of Credit":  as defined in subsection 3.1.

     "Commitment": as to any Lender, its obligation to make Loans to, and/or issue or participate in Letters of Credit issued on behalf of the Borrower, in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name in Schedule 1 under the heading "Commitment", as such amount may be reduced from time to time as provided herein; collectively, as to all the Lenders, the "Commitments".

     "Commitment Percentage": as to any Lender at any time, the percentage which (a) the sum of (i) such Lender's then unused Commitments which have not expired or been terminated plus (ii) such Lender's Loans then outstanding plus
(iii) such Lender's interest in the aggregate L/C Obligations then outstanding then constitutes of (b) the sum of (i) the aggregate outstanding then unused Commitments of all the Lenders which have not expired or been terminated plus
(ii) the aggregate Loans of all the Lenders then outstanding plus (iii) the aggregate L/C Obligations then outstanding (or, if the Commitments have terminated or expired, the percentage which (a) the sum of (i) such Lender's then outstanding Loans plus (ii) such Lender's participating interests in the aggregate L/C Obligations constitutes of (b) the sum of (i) the aggregate Loans of all the Lenders then outstanding plus (ii) the aggregate L/C Obligations then outstanding).

     "Commitment Period": the period from and including the Closing Date to but not including the Termination Date (or such earlier date as the Commitments shall terminate as provided herein).

     "Commonly Controlled Entity": an entity, whether or not incorporated, which is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

     "Consolidated EBIT": of the Borrower and its consolidated Subsidiaries, for any period, Consolidated Net Income for such period (a) plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (i) Consolidated Interest Expense and any other interest expense, (ii) total income tax expense (whether paid, accrued or deferred), (iii) non-cash provisions for reserves for discontinued operations and (iv) any non-cash, extraordinary losses (including, whether or not otherwise includible as a separate item in the statement of such Consolidated Net Income for such period, losses on the disposition of assets outside of the ordinary course of business) and (b) minus, to the extent reflected as a credit in the statement of such Consolidated Net Income for such period, any non-cash, extraordinary gains (including, whether or not otherwise includible as a separate item in the statement of such Consolidated Net Income for such period, gains on the disposition of assets outside of the ordinary course of business).

     "Consolidated EBITDA": of the Borrower and its consolidated Subsidiaries, for any period, Consolidated EBIT (a) plus, without duplication and to the extent reflected as a charge or expense in the statement of Consolidated Net Income for such period, depreciation and amortization expense and all other non-cash expenses or charges for such period, including, without limitation, any and all accruals necessary for purposes of conforming with Financial Accounting Standards Board Statement Number 106 and 112 and any other non-cash charges resulting from the application of purchase accounting with respect to any acquisition permitted hereunder (b) minus, without duplication with any other non-cash gains subtracted from Consolidated EBIT or under this definition of Consolidated EBITDA, to the extent reflected as a gain in the statement of Consolidated Net Income for such period, all non-cash gains for such period; provided that (a) to the extent any management fees to be paid in accordance with the Management Agreement have accrued during such period but have not been paid in cash, such accrued and unpaid management fees shall be excluded from the calculation of Consolidated EBITDA and (b) to the extent that during such period, accrued management fees to be paid in accordance with the Management Agreement from prior periods are paid in cash, such payments of management fees shall be deducted in determining Consolidated EBITDA during the period in which such payments are made. Notwithstanding the foregoing, for purposes of determining compliance with Subsections 8.1(a) and
(b), if the Borrower shall have acquired all the business or assets of, or all the stock or other evidences of beneficial ownership of, any Person (an "Acquired Entity") in a transaction permitted by Section 8.10 during the period of four consecutive fiscal quarters then being tested, Consolidated EBITDA with respect to the Borrower and its consolidated Subsidiaries for such period shall be adjusted on a pro forma basis (pursuant to assumptions reasonably satisfactory to the Agent) to include the Consolidated EBITDA of the Acquired Entity as if the Acquired Entity had been acquired on the first day of such period.

     "Consolidated Funded Indebtedness": of the Borrower and its consolidated Subsidiaries, at the date of determination thereof, all Indebtedness (other than liabilities under any Interest Rate Agreement with a Lender) of the Borrower and its consolidated Subsidiaries which by its terms matures more than one year after the date of incurrence, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of the obligor to a date more than one year from such date (including, in any event, the Loans).

     "Consolidated Interest Expense": with respect to the Borrower and its consolidated Subsidiaries, for any period, the amount of cash interest expense of the Borrower, determined on a consolidated basis in accordance with GAAP, for such period on its Indebtedness. Notwithstanding the foregoing, for purposes of determining compliance with Subsection 8.1(a), if the borrower shall have acquired an Acquired Entity in a transaction permitted by Section
8.10 during the period of four consecutive fiscal quarters then being tested, Consolidated Interest Expense with respect to the Borrower and its consolidated Subsidiaries for such period shall be adjusted on a pro forma basis (pursuant to assumptions reasonably satisfactory to the Agent) to include the Consolidated Interest Expense of the Acquired Entity as if the Acquired Entity had been acquired on the first day of such period.

     "Consolidated Interest Expense Ratio": with respect to the Borrower and its consolidated Subsidiaries for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

     "Consolidated Net Income": for any period of determination, net income of the Borrower and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP (but excluding any one-time fees and expenses incurred in connection with the Refinancing).

     "Consolidated Senior Funded Indebtedness": of the Borrower and its consolidated Subsidiaries, at the date of determination thereof, Consolidated Funded Indebtedness of the Borrower and its consolidated Subsidiaries at such date, other than any such Indebtedness that is by its terms subordinated to the prior payment of any interest on, principal of or other amounts payable in respect of any other Indebtedness of the Borrower of its consolidated Subsidiaries.

     "Contractual Obligation": as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "CSI":  Chase Securities Inc.

     "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "Dollars" and "$": dollars in lawful currency of the United States of America.

     "Domestic Subsidiary": a Subsidiary that is organized under the laws of any state of the United States or any territory thereof or the District of Columbia.

     "Earn-Out Agreement": the Earn-Out Agreement dated as of the date of the Ensolite Transaction, by and between Uniroyal Technology Corporation and Rubatex, entered into in connection with the Ensolite Transaction.

     "Eligible Accounts Receivable": at the time of any determination thereof, all Accounts that satisfy the following criteria at the time of creation and continue to meet the same at the time of such determination: (i) have been invoiced and represent the bona fide sale and delivery from the Borrower or the Accounts Receivable Subsidiaries to the purchaser of merchandise or services, in each case in the ordinary course of business of the Borrower or the Accounts Receivable Subsidiaries in connection with its trade operations and (ii) are not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (o) below or otherwise deemed by the Agent in good faith to be ineligible for inclusion in the calculation of the Borrowing Base as described below. Without limiting the foregoing, to qualify as an Eligible Account Receivable, an Account shall indicate as sole payee and as sole remittance party the Borrower or any of the Accounts Receivable Subsidiaries. In determining the amount to be so included, the face amount of Accounts shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual returns, discounts, claims, credits or credits pending, charges, price adjustments, freight or finance charges or other allowances (including any amount that the Borrower or the Accounts Receivable Subsidiaries, as applicable, may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)), (ii) the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement and (iii) the aggregate amount of all cash received in respect of Accounts but not yet applied by the Borrower or the applicable Domestic Subsidiary to reduce the amount of the Accounts. Standards of eligibility may be fixed from time to time solely by the Agent in the exercise of its reasonable judgment, with any changes in such standards to be effective 10 days after delivery of notice thereof to the Borrower. Unless otherwise approved from time to time in writing by the Agent, no Account shall be an Eligible Account Receivable if, without duplication:

          (a) the Borrower or the Accounts Receivable Subsidiaries do not have sole lawful and absolute title to such Account; or

          (b) it arises out of a sale made by the Borrower or the Accounts Receivable Subsidiaries to an employee, officer, agent, director, stockholder, or Affiliate of the Borrower or any of the Accounts Receivable Subsidiaries ; or

          (c) (i) it is unpaid more than 90 days from the date of invoice or 60 days from the due date or (ii) it has been written off the books of the Borrower or the Accounts Receivable Subsidiaries or has been otherwise designated on such books as uncollectible; or

          (d) more than 50% in face amount of all Accounts of the same Account Debtor are ineligible pursuant to clause (c) above; or

          (e) the Account Debtor (i) is a creditor of any Loan Party, (ii) has or has asserted a right of set-off against any Loan Party (unless such Account Debtor has entered into a written agreement reasonably acceptable to the Agent to waive such set-off rights) or (iii) has disputed its liability (whether by chargeback or otherwise) or made any claim with respect to the Account or any other Account of any Loan Party which has not been resolved, in each case, without duplication, to the extent of the amount owed by such Loan Party to the Account Debtor, the amount of such actual or asserted right of set-off, or the amount of such dispute or claim, as the case may be; or

          (f) the Account Debtor is insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind; or

          (g) the Account is not payable in Dollars or the Account Debtor is either not incorporated under the laws of the United States of America, any state thereof or the District of Columbia or is located outside or has its principal place of business or substantially all of its assets outside the United States, except to the extent the Account is supported by an irrevocable letter of credit reasonably satisfactory to the Agent (as to form, substance and issuer) and assigned to and directly drawable by the Agent; or

          (h) the sale to the Account Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, ship-and-return, sale on approval, extended terms or consignment or other similar basis or made pursuant to any other agreement providing for repurchase or return of any merchandise which has been claimed to be defective or otherwise unsatisfactory; or

          (i) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower or the relevant Accounts Receivable Subsidiary, duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended, which assignment and related documents and filings shall be in form and substance reasonably satisfactory to the Agent; or

          (j) the goods giving rise to such Account have not been shipped and title has not been transferred to the Account Debtor, or the Account represents a progress-billing or otherwise does not represent a completed sale; for purposes hereof, "progress-billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the

        Account Debtor's obligation to pay such invoice is conditioned upon the Borrower's or the Accounts Receivable Subsidiaries' completion of any further performance under the contract or agreement; or

          (k) the Account does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board; or

          (l) the Account is subject to any adverse security deposit, retainage or other similar advance made by or for the benefit of the Account Debtor, in each case to the extent thereof; or

          (m) (i) it is not subject to a valid and perfected first priority Lien in favor of the Agent for the benefit of the Secured Parties, subject to no other Liens other than the Liens (if any) permitted by the Loan Documents or (ii) it does not otherwise conform in all material respects to the representations and warranties contained in the Loan Documents relating to Accounts; or

          (n) as to all or any part of such Account, a check, promissory note, draft, trade acceptance or other Instrument for the payment of money has been received, presented for payment and returned uncollected for any reason; or

          (o) the Account is not payable directly to (i) the Collateral Proceeds Account (as defined in the Lockbox Assignment Agreement) or
        (ii) a Collection Deposit Account or Lockbox (as defined in the Lockbox Assignment Agreement).

     In determining the aggregate amount of Accounts from the same Account Debtor that are unpaid more than 90 days from the date of invoice or more than 60 days from the due date pursuant to clause (c) above, there shall be excluded the amount of any net credit balances relating to Accounts with invoice dates more than 90 days prior to the date of determination or more than 60 days from the due date.

     "Eligible Inventory": at the time of any determination thereof, without duplication, all Inventory at the time of such determination that are not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (i) below or otherwise deemed by the Agent in good faith to be ineligible for inclusion in the calculation of the Borrowing Base as described below. Without limiting the foregoing, to qualify as "Eligible Inventory" no person other than the Borrower or a Domestic Subsidiary, as applicable, shall have any direct or indirect ownership interest or title to such Inventory and no person other than the Borrower or a Domestic Subsidiary, as applicable, shall be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein. Standards of eligibility may be fixed from time to time solely by the Agent in the exercise of its reasonable judgment, with any changes in such standards to be effective 10 days after delivery of notice thereof to the Borrower. Unless otherwise from time to time approved in writing by the Agent, no Inventory shall be deemed Eligible Inventory if, without duplication:

          (a) the Borrower or a Domestic Subsidiary does not have sole and good, valid and unencumbered title thereto (except for Liens expressly permitted by Section 8.3); or

          (b) it is not located in the United States; or

          (c) it is not located on property owned or leased by the Borrower or a Domestic Subsidiary or in a contract warehouse, in each case, specified on Schedule 1(a)(i), and, except as otherwise approved by the Agent, covered by an agreement reasonably satisfactory in form and substance to the Agent covering the Agent's access to such Inventory and waiving the lessor's or contract warehouseman's Liens therein and segregated or otherwise separately identifiable from goods of all others, if any, stored on the premises; or

          (d) in the case of raw materials it is other than rubber, nylon fabric and mylar; or

          (e) in the case of finished goods inventory, those items that are in the curing process, or those items that are not in a readily saleable form; or

          (f) it is packing or shipping materials or maintenance supplies; or

          (g) it is not subject to a valid and perfected first priority Lien in favor of the Agent for the benefit of the Secured Parties (except for Liens expressly permitted by Section 8.3); or

          (h) it is goods returned or rejected by such person's customers or goods in transit to third parties (other than to warehouse sites described in clause (c) above); or

          (i) it is inactive, experimental, work-in-progress, seconds or thirds or is obsolete or slow-moving or unmerchantable, or does not otherwise conform to the representations and warranties contained in the Loan Documents.

     "Eligible Inventory Value": of any Person shall mean at the time of any determination thereof the lower of cost (less any appropriate revaluation reserves or reserve for obsolete Inventory and any profits accrued in connection with transfers of Inventory between any Loan Party and its Subsidiaries or between Subsidiaries of any Loan Party) or fair market value of the Eligible Inventory at such time, in Dollars, determined in accordance with the standard cost method of accounting less, in the event variances under the standard cost method (i) are capitalized, favorable variances shall be deducted from Eligible Inventory Value, and unfavorable variances shall not be added to Eligible Inventory Value, and (ii) are expensed, a reserve shall be determined as appropriate in order to adjust the standard cost of Eligible Inventory value to approximate actual cost.

     "Ensolite Transaction": the acquisition by Rubatex of substantially all the assets of Ensolite, a division of Uniroyal Technology Corporation.

     "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

     "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for U.S. dollar deposits with a term comparable to the applicable Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page (or if, on any day, no such rates shall so appear), "Eurodollar Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chase is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period. "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as Page 3750 on the Teleratesystem Incorporated service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

     "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

     "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                   Eurodollar Base Rate
        ----------------------------------------
        1.00 - Eurocurrency Reserve Requirements

     "Event of Default": any of the events specified in Section 9, provided that all applicable requirements for the giving of notice, the lapse of time, or both, have been satisfied.

     "Existing Credit Agreement": that certain Credit Agreement, dated as of October 16, 1995, as amended, among RBX Group, Inc., the Borrower, certain commercial lending institutions named as lenders therein and Chase, as agent for the lenders thereunder.

     "Existing Credit Facilities": the credit facilities under the Existing Credit Agreement.

     "Existing Letter of Credit": each letter of credit that (a) was issued or deemed issued under the Existing Credit Agreement and (b) is listed on
Schedule 1(a).

     "Extension of Credit": as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

     "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

     "Foreign Subsidiary": a Subsidiary that is not organized under the laws of any state of the United States or territory thereof or the District of Columbia.

     "GAAP": with respect to the covenants contained in subsection 8.1 and all defined terms relating thereto, generally accepted accounting principles in the United States of America in effect on the

Closing Date and, for all other purposes under this Agreement, generally accepted accounting principles in the United States of America in effect from time to time.

     "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Group of Loans": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

     "Guarantee Agreement": the Guarantee Agreement to be executed and delivered by each Domestic Subsidiary substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

     "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term "Guarantee Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

     "Indebtedness": of any Person at any date, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services which, in accordance with GAAP, would be required to be shown as a liability on the face of a balance sheet of such Person on such date (other than trade liabilities, accrued expenses and liabilities and deferred payments to employees or former employees for services rendered, in each case to the extent incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
(d) all net liabilities of such Person in respect of Interest Rate Agreements, currency or commodity hedging transactions, swaps or similar derivative transactions, (e) all obligations of such Person in respect of bankers' acceptances issued or created for the account of such Person, (f) all obligations of such Person in respect of letters of credit issued for the account of such Person and (g) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (f) secured by any Lien on any property owned by such Person to the extent attributable to such Person's interest in such property, even though such Person has not assumed or otherwise become liable for the payment thereof but excluding customer deposits and interest payable thereon in the ordinary course of business. Notwithstanding the foregoing, "Indebtedness" shall not include any obligation of Rubatex pursuant to the Earn-Out Agreement between Uniroyal Technology Corporation and Rubatex, entered into in connection with the Ensolite Transaction.

     "Insolvency": with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Insolvent":  pertaining to a condition of Insolvency.

     "Intercreditor Agreement": the Intercreditor Agreement to be executed and delivered by the Borrower, each Domestic Subsidiary, the Trustee and the Agent, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

     "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding,
(b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, (i) each day which is three months and a whole multiple thereof after the first day of such Interest Period and (ii) the last day of such Interest Period and (d) as to any Loan,
(i) the Termination Date and (ii) any date upon which the Commitments have been terminated and the Loans have been paid in full.

     "Interest Period":  with respect to any Eurodollar Loan:

             (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months (or nine months, to the extent funds are available for such nine-month period) thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

             (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months (or nine months, to the extent funds are available for such nine-month period) thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

             (i) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (ii) any Interest Period that would otherwise extend beyond the Termination Date shall (for all purposes other than subsection 4.12) end on the Termination Date or such date of final payment, as the case may be;

           (iii) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

            (iv) the Borrower shall select Interest Periods so as not to require a scheduled payment of any Eurodollar Loan during an Interest Period for such Loan.

     "Interest Rate Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or other interest rate hedge arrangement to or under which the Borrower is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof that contains terms and conditions reasonably satisfactory to the Agent.

     "Inventory": as defined in the Uniform Commercial Code as in effect in the State of New York; and, with respect to the Borrower and its Subsidiaries, all such Inventory (other than supplies) of the Borrower and its Subsidiaries, including, without limitation: (a) all finished goods, parts, components, assemblies and materials used or consumed in the Borrower's or such Subsidiary's businesses; (b) all goods, wares and merchandise, finished or unfinished, held for sale; and (c) all goods returned to or repossessed by the Borrower or such Subsidiary.

     "Junior Security Agreement": the Security Agreement dated as of December 11, 1997, among the Borrower, the Subsidiary Guarantors party thereto and the Trustee.

     "Law Change":  as defined in Section 4.11.

     "L/C Commitment":  $5,000,000.

     "L/C Fee Payment Date": with respect to any Letter of Credit, the last day of each March, June, September and December occurring after the date of issuance thereof and prior to the expiration thereof.

     "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5(a).

     "L/C Participants": the collective reference to all the Lenders other than the Issuing Lender.

     "Lender": has the meaning set forth in the preamble and includes any assignee of a Lender pursuant to subsection 11.6(c).

     "Letters of Credit": (a) letters of credit issued by the Issuing Lender pursuant to subsection 3.1(a) and (b) the Existing Letters of Credit.

     "Leverage Ratio": with respect to the Borrower and its consolidated Subsidiaries on each particular date of determination set forth in subsection 8.1(b), the ratio of (a) Consolidated Funded Indebtedness on such date to (b) Consolidated EBITDA for the most recent four fiscal quarters ending on or prior to such date.

     "Lien": any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or security arrangement (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

     "Loans":  as defined in subsection 2.1.

     "Loan Documents": this Agreement, the Notes, the Applications, the Intercreditor Agreement, the Guarantee Agreement and the Security Documents.

     "Loan Parties": the Borrower, the Subsidiaries and any new Subsidiary that complies with the terms and provisions of subsection 8.17(b); individually, a "Loan Party".

     "Lockbox Account": each lockbox and related demand deposit account that is the subject of a Lockbox Assignment Agreement and each other lockbox and/or related demand deposit account maintained by the Borrower or any Domestic Subsidiary; collectively, the "Lockbox Accounts".

     "Lockbox Assignment Agreement": the Lockbox Assignment Agreement, to be executed by the Borrower and each Domestic Subsidiary with a Lockbox Account, in favor of the Agent, for the ratable benefit of the Lenders, in form and substance reasonably acceptable to the Agent and the Borrower, as each may be amended, supplemented or otherwise modified from time to time.

     "Lockbox Bank": each bank at which the Borrower or any Domestic Subsidiary maintains a Lockbox Account.

     "Management Agreement": the Management Services Agreement dated as of the Closing Date, among RBX Group, the Borrower, certain of the Subsidiaries and American Industrial Partners, a Delaware general partnership.

     "Material Adverse Effect": a material adverse effect on (a) the business, assets, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower and its Subsidiaries, taken as a whole, to consummate the Refinancing or perform their obligations under the Loan Documents, (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Loan Documents or (d) the rights or remedies of the Agent or the Lenders hereunder or thereunder.

     "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined as such in or regulated under or which could give rise to liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "Multiemployer Plan":  a Plan which is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

     "New Notes":  any and all Indebtedness evidenced by the Senior Secured
Note Indenture (and the notes and guarantees issued thereunder) relating to the Borrower's 12% Senior Secured Notes due 2003 (whether designated Series A or Series B) in an aggregate principal amount of $100,000,000.

     "New Notes Collateral": the "Primary Collateral" as defined in the Senior Secured Note Indenture as in effect as the date hereof.

     "Non-Excluded Taxes":  as defined in subsection 4.11.

     "Note":  as defined in subsection 2.2.

     "Obligations":  as defined in the Security Agreement.

     "Obligor": any purchaser of goods or services or other Person obligated to make payment to the Borrower or a Subsidiary in respect of a purchase of such goods or services.

     "Participant":  as defined in subsection 11.6(b).

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "Permitted AIP Affiliates": any Affiliate of AIP (including for this purpose any partner, officer or director of AIP, RBX Group or the Borrower or any person which is in control of or under common control with AIP, but not including any person which is controlled by AIP other than RBX Group or the Borrower).

     "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan": an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards of Section 412 of the Code and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Properties":  as defined in subsection 5.18.

     "Pro Forma Balance Sheet":  as defined in subsection 5.1(b).

     "Pro Forma Date":  as defined in subsection 5.1(b).

     "RBX Group": RBX Group, Inc., a Delaware corporation.

     "Refinancing": the collective reference to the actions taken, or to be taken, by or on behalf of RBX Group, the Borrower and any of the Subsidiaries, in connection with the repayment of all the outstanding borrowings under the Existing Credit Agreement and the termination thereof.

     "Register":  as defined in subsection 11.6(d).

     "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "Reimbursement Obligations": the obligation of the Borrower to reimburse the Issuing Lender pursuant to subsection 3.5(a) for amounts drawn under Letters of Credit.

     "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. subsection 2615 or any successor regulation thereto.

     "Required Lenders": at any time, Lenders the Commitment Percentages of which aggregate at least 51%.

     "Required Release Lenders": at any time, Lenders the Commitment Percentages of which aggregate at least 100%.

     "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject.

     "Responsible Officer": as to any Person, any of the following officers of such Person: the chief executive officer, the president or any vice president of such Person and, with respect to financial matters, the chief financial officer, the treasurer, the controller or any assistant treasurer or assistant controller of such Person.

     "Rubatex":  Rubatex Corporation, a Delaware corporation.

     "SEC": the Securities and Exchange Commission or any successor or analogous Governmental Authority.

     "Securities Exchange Act": the Securities Exchange Act of 1934, as amended.

     "Securities Purchase Agreement": the Securities Purchase Agreement dated as of December 11, 1997, among the Borrower, Donaldson, Lufkin & Jenrette Securities Corporation and CSI.

     "Security Documents": the collective reference to the Senior Security Agreement and any other agreements entered into by the Borrower after the date hereof for purposes of providing collateral security or credit support for the Loans.

     "Senior Leverage Ratio": with respect to the Borrower and its consolidated Subsidiaries on the particular date of determination set forth in subsection 8.11(a), the ratio of (a) Consolidated Senior Funded Indebtedness on such date to (b) consolidated EBITDA for the most recent four fiscal quarters ending on or prior to such date.

     "Senior Secured Note Indenture": the Indenture dated as of December 11, 1997 between the Borrower and the Trustee, as amended from time to time in accordance with subsection 8.11.

     "Senior Secured Initial Note Offering Memorandum": the Offering Memorandum dated December 5, 1997, relating to the issuance of the New Notes.

     "Senior Security Agreement": the Senior Security Agreement to be executed and delivered by the Borrower, the Domestic Subsidiaries and the Agent, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

     "Significant Subsidiary": any Subsidiary of the Borrower whose consolidated assets at any one time shall be greater than or equal to 5% of the consolidated assets of the Borrower.

     "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "Solvent": with respect to any Person on a particular date, that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such

Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

     "Standby Letter of Credit":  as defined in subsection 3.1.

     "Subordinated Note Indenture": the Indenture dated as of October 16, 1995 between the Borrower and United States Trust Company, as trustee, as amended from time to time in accordance with subsection 8.11.

     "Subordinated Notes": any and all Indebtedness evidenced by the Subordinated Note Indenture (and the notes and guarantees issued thereunder) relating to the Borrower's 11.25% Senior Subordinated Notes due 2005 (regardless of designation as to series) in an aggregate principal amount of $100,000,000.

     "Subordinated Seller Notes": the subordinated unsecured notes of RBX Group issued to Uniroyal Technology Corporation in connection with the Ensolite Transaction.

     "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Termination Date":  the fifth anniversary of the Closing Date.

     "Transferee":  as defined in subsection 11.6(f).

          "Trustee": State Street Bank and Trust Company, as trustee under the Senior Secured Note Indenture, and its successors and assigns in such capacity.

     "Type":  as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

     "Uniform Customs: the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have such defined meanings when used in the Notes, any of the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                 SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1 Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make loans ("Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Commitment Percentage of the then outstanding L/C Obligations, does not exceed the lesser of (i) the amount of such Lender's Commitment and (ii) such Lender's Commitment Percentage of the Borrowing Base in effect at such time. During the Commitment Period, the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof, and/or having the Issuing Lender issue Letters of Credit, having such Letters of Credit expire undrawn upon or if drawn upon, reimbursing the Issuing Lender for such drawing, and having the Issuing Lender issue new Letters of Credit.

          (b) The Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with subsections 2.3 and 4.2, provided that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

          2.2 Notes. The Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A, with appropriate insertions as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Note"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount set forth opposite such Lender's name in
Schedule 1 under the heading "Commitment" and (b) the aggregate unpaid principal amount of all Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on its internal books and records and/or on the schedule annexed to and constituting a part of its Note, and any such recordation on such schedule shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure by any Lender to make any such recordation or any error in such recordation shall not affect the obligations of the Borrower under this Agreement or the Notes. Each Note shall (x) be dated the date hereof, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with subsection 4.1.

          2.3 Procedure for Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 12:00 Noon, New York City time, (a) at least one Business Day prior to the Closing Date, with respect to the borrowings to take place, if any, on the Closing Date, which borrowings shall be ABR Loans only, and (b) with respect to any subsequent borrowings, at least (i) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Loans, or (ii) on the same Business Day of any requested Borrowing Date, in all other cases), specifying
(A) the amount to be borrowed, (B) the requested Borrowing Date, (C) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (D) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing shall be in an amount equal to (a) in the case of ABR Loans, except any ABR Loan to be used solely to pay a like amount of outstanding Reimbursement Obligations, $500,000 or integral multiples of $250,000 in excess thereof (or, if the then Available Commitments are less than $500,000, such lesser amount) and (b) in the case of Eurodollar Loans, $1,000,000 or integral multiples of $250,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Except as otherwise provided in Section 3.5(b), each Lender will make the amount of its pro rata share of each borrowing of Loans available to the Agent for the account of the Borrower at the office of the Agent specified in subsection
11.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in Dollars and in funds immediately available to the Agent. Such borrowing will then promptly be made available to the Borrower on such date by the Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

          2.4 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the aggregate principal amount of the Loans then outstanding, when added to the sum of the then outstanding L/C Obligations, would exceed the Commitments then in effect. Any such reduction shall be in an amount equal to $500,000 or a whole multiple in excess thereof and shall reduce permanently the Commitments then in effect.


                        SECTION 3.  LETTERS OF CREDIT

          3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in subsection 3.4(a), agrees to issue Letters of Credit for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Lender, provided that the Issuing Lender shall not issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Aggregate Outstanding Credit of any Lender would exceed its Commitment. Each Letter of Credit shall (i) be denominated in Dollars and shall be either (x) a standby letter of credit issued to support obligations of the Borrower or its Subsidiaries, contingent or otherwise, which finance the working capital and business needs of the Borrower or its Subsidiaries incurred in the ordinary course of its respective business (a "Standby Letter of Credit"), or (y) a commercial letter of credit in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of its respective business (a "Commercial Letter of Credit"),
(ii) expire no later than the Termination Date, and (iii) expire no later than 365 days after its date of issuance, in the case of Standby Letters of Credit, or 180 days after its date of issuance, in the case of Commercial Letters of Credit. The Borrower, the Issuing Lender and the Lenders agree that the Existing Letters of Credit shall be deemed issued hereunder on the Closing Date and no longer outstanding under the Existing Credit Agreement.

          (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (c) The Issuing Lender shall not at any time issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender, at its address for notices specified herein, an Application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. Promptly following the issuance thereof, the Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and notify each of the Lenders of such issuance. Any Letter of Credit may be issued by the Issuing Lender through its Affiliate, Chase Manhattan Bank Delaware, and, in the event of any such issuance, all references herein and in the other Loan Documents to the term "Issuing Lender" shall, with respect to any such Letter of Credit, be deemed to refer to Chase Manhattan Bank Delaware in such capacity, as the context shall require.

          3.3 Fees, Commissions and Other Charges. (a) The Borrower shall pay to the Agent, for the account of the Issuing Lender, a fronting fee with respect to each Commercial and Standby Letter of Credit in an amount equal to
 .375% per annum, calculated on the basis of a 360 day year, of the face amount of such Letter of Credit. Such fronting fee shall be payable in arrears on each L/C Fee Payment Date.

          (b) The Borrower shall pay to the Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit, computed for the period from the date of issuance of such Letter of Credit to the date of the immediately succeeding L/C Fee Payment Date and for each quarterly period thereafter (or, in the case of the final such payment, from the final L/C Fee Payment Date to the date of expiration of such Letter of Credit) at the rate equal to 2.50% per annum calculated on the basis of a 360 day year, on the aggregate amount available to be drawn under such Letter of Credit on the date on which such commission is calculated. Such commissions shall be payable in arrears on each L/C Fee Payment Date.

          (c) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

          (d) The Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.

          3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage (determined on the date of issuance of the relevant Letter of Credit) in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with subsection 3.5(a), such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date through the third Business Day after such due date at the rate specified in clause (ii) above, and thereafter at the rate per annum applicable to ABR Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will, if such payment is received prior to 1:00 P.M., New York City time, on a Business Day, distribute to such L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise the Issuing Lender will distribute such payment (together with interest thereon based on the Federal Funds Effective Rate) on the next succeeding Business Day; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

          3.5 Reimbursement Obligation of the Borrower. (a) The Borrower agrees to reimburse the Issuing Lender, upon receipt of notice from the Issuing Lender of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender, for the amount of (i) such draft so paid and (ii) any taxes (as provided in subsection 4.11(a)), processing fees, processing charges or other similar costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender, at its address for notices specified herein in Dollars and in immediately available funds, on the date on which the Borrower receives such notice, if received prior to 11:00 A.M., New York City time, on a Business Day, and otherwise on the next succeeding Business Day.

          (b) Subject to the terms and conditions hereof, each Lender agrees to make a Loan to the Borrower (which Loans shall be made as ABR Loans) in an amount equal to such Lender's Commitment Percentage of the amount referred to in the first sentence of subsection 3.5(a), provided that the Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 12:00 Noon, New York City time) on the requested Borrowing Date specifying the amount to be borrowed. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of such borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in subsection 11.2 prior to 3:00 P.M., New York City time, on such Borrowing Date in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

          (c) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection 3.5, (i) from the date the draft presented under the affected Letter of Credit is paid to the date on which the Borrower is required to pay such amounts pursuant to paragraph (a) above at the rate which would then be payable on any outstanding ABR Loans and (ii) thereafter until payment in full at the rate which would be payable on any outstanding ABR Loans which were then overdue.

          3.6 Obligations Absolute. (a) The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit.

          (b) The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) absent gross negligence of the Issuing Lender, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or
(iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

          (c) The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

          (d) The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

          3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit, provided that this paragraph shall not relieve the Issuing Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender, or otherwise affect any defense or other right that the Borrower may have as a result of any such gross negligence or willful misconduct.

          3.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.


                 SECTION 4.  GENERAL PROVISIONS APPLICABLE TO
                         LOANS AND LETTERS OF CREDIT

          4.1 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for such day plus 2.50%.

          (b) Each ABR Loan shall bear interest for each day that it is outstanding on the unpaid principal amount thereof at a rate per annum equal to the ABR for such day plus 1.50%.

          (c)  If all or a portion of (i) the principal amount of any Loan,
(ii) any interest payable thereon or (iii) any commitment fee, any additional commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (A) 2% above the rate which would then be payable from the date of such nonpayment until paid in full (both before and after judgment) or (B) if no rate would then be payable, 3.50% above the ABR.

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

          (e) It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the indebtedness evidenced by this Agreement or the Notes, or any other document relating or referring hereto or thereto, now or hereafter existing, shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws.

          4.2 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert outstanding Loans from Eurodollar Loans to ABR Loans by giving the Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert outstanding Loans from ABR Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election. Each notice pursuant to this subsection 4.2 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Loan that the Borrower requests be converted or continued, (ii) whether such Loan is to be converted to or continued as a Eurodollar or an ABR Loan, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and
(iv) if such Borrowing is to be converted to or continued as a Eurodollar Loan, the Interest Period with respect thereto. Upon receipt of any such notice the Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Agent or the Required Lenders have given notice to the Borrower that no such conversions may be made and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent of the length of the next Interest Period to be applicable to such Loans, determined in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, provided that no Eurodollar Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing and the Agent or the Required Lenders have given notice to the Borrower that no such continuations may be made or (ii) after the date that is one month prior to the Termination Date, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph, such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

          4.3 Groups of Loans. All borrowings, payments, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Group of Loans shall be equal to $1,000,000 or integral multiples of $250,000 in excess thereof so that there shall not be more than three Groups of Loans at any one time outstanding.

          4.4 Optional and Mandatory Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Agent in the case of Eurodollar Loans and on the same Business Day in the case of ABR Loans, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, in each case if a combination thereof, the amount allocable to each, provided that, Eurodollar Loans shall be prepaid at the end of the Interest Period applicable thereto only. Upon the receipt of any such notice the Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 4.12. Partial prepayments of all other Loans and the Letters of Credit shall be applied first, to payment of any Reimbursement Obligations then outstanding, second, to payment of the Loans then outstanding and last, to cash collateralize any outstanding L/C Obligations on terms reasonably satisfactory to the Agent. Partial prepayments of Loans shall be in an aggregate principal amount equal to the lesser of (A) $1,000,000 or integral multiples of $100,000 in excess thereof except as required under subsection 4.4(b) or (B) the aggregate unpaid principal amount of the Loans and outstanding L/C Obligations with respect to which payment is being made.

          (b) If at any time during the Commitment Period, the Aggregate Outstanding Credit with respect to all of the Lenders exceeds the aggregate Commitments then in effect, the Borrower shall, without notice or demand, make a payment (without regard to the minimum payment requirements set forth in subsection 4.4(a)) in the amount of such excess which payment shall be applied first, to payment of any Reimbursement Obligations then outstanding, second, to payment of the Loans then outstanding, and last, to cash collateralize any outstanding Letter of Credit on terms reasonably satisfactory to the Agent. The application of prepayments of Loans referred to in the preceding sentence shall be made first to ABR Loans and second to Eurodollar Loans.

          (c) If on any date the sum of the outstanding Loans and L/C Obligations exceeds the Borrowing Base in effect on such date, the Borrower shall on such date apply an amount equal to such excess, first to prepay the then-outstanding Loans and second, to the extent of any remaining excess (after the prepayment of the Loans), to cash-collateralize or replace the L/C Obligations, by depositing, in an account with the Agent, in the name of the Agent and for the benefit of the Lenders, an amount in cash equal to such remaining excess.

          (d) All amounts owing pursuant to Loans outstanding and unreimbursed drawings under Letters of Credit shall become due and payable on the Termination Date.

          4.5 Commitment Fees; Agent's Fee; Other Fees. (a) The Borrower agrees to pay to the Agent for the account of each Lender, a commitment fee for the period from and including the Closing Date to but excluding the Termination Date, computed at the rate of 0.50% per annum on the average daily amount of the Available Commitment of such Lender during the period for which payment is due, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first such day to occur after the Closing Date.

          (b) The Borrower agrees to pay to the Agent for the account of each Lender with respect to each fiscal year (or shorter period beginning on the Closing Date or ending on the date the Commitments terminate), an additional commitment fee for such period, computed at the rate of 0.50% per annum of the excess, if any, of (i) 50% of the average Commitment (whether used or unused) of such Lender during such period over (ii) the average of the Aggregate Outstanding Credit of such Lender during such period. The additional commitment fee shall be payable within 15 days after the end of each fiscal year of the Borrower and on the date of the termination of the Commitments.

          (c) The Borrower shall pay all fees and expenses required to be paid pursuant to the Fee Letter, dated November 19, 1997, among Chase, CSI and the Borrower in the amounts and on the dates set forth therein.

          4.6 Computation of Interest and Fees. (a) Interest (other than interest based on the Prime Rate) and shall be calculated on the basis of a 360-day year for the actual days elapsed; and commitment fees, additional commitment fees and interest based on the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the Eurocurrency Reserve Requirements, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing in reasonable detail the calculations used by the Agent in determining any interest rate pursuant to subsection 4.1, excluding any Eurodollar Base Rate which is based upon the Telerate British Bankers Assoc. Interest Settlement Rates Page and any ABR which is based upon the Prime Rate.

          4.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower, absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period or (b) the Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice (confirmed in writing) thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as ABR Loans and (c) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

          4.8 Pro Rata Treatment and Payments. (a) Each borrowing of Loans by the Borrower from the Lenders shall be made, each payment by the Borrower on account of any commitment fee or additional commitment fee hereunder shall be allocated by the Agent, and any reduction of the Commitments of the Lenders shall be allocated by the Agent, pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower in respect of principal of and interest on any Loans shall be allocated by the Agent pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under any Notes, whether in respect of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Agent, for the account of the Lenders holding such Notes, at the Agent's office specified in subsection 11.2, in Dollars and in immediately available funds. Payments received by the Agent after such time on such date shall be deemed to have been received on the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate). The Agent shall distribute such payments to such Lenders, if any such payment is received prior to 1:00 P.M., New York City time, on a Business Day, in like funds as received prior to the end of such Business Day and otherwise the Agent shall distribute such payment to such Lenders on the next succeeding Business Day. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

          (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, (i) the Agent shall notify the Borrower of the failure of such Lender to make such amount available to the Agent and the Agent shall also be entitled to recover such amount with interest thereon through the third Business Day after such Borrowing Date at the Federal Funds Effective Rate, and thereafter at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower and (ii) then the Borrower may, without waiving any rights it may have against such Lender, borrow a like amount on an unsecured basis from any commercial bank for a period ending on the date upon which such Lender does in fact make such borrowing available, provided that at the time such borrowing is made and at all times while such amount is outstanding the Borrower would be permitted to borrow such amount pursuant to subsection 2.1 of this Agreement.

          (c) The failure of any Lender to make the Loan to be made by it on any Borrowing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date.

          4.9 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make ABR Loans when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.12(c).

          4.10 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the date hereof (or, if later, the date on which such Lender becomes a Lender):

             (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Application or any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection
        4.11 and taxes measured by or imposed upon the overall net income of such Lender or its applicable lending office, branch, or any affiliate thereof, or franchise tax (imposed in lieu of such net income tax));

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

           (iii) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable; provided, however, that the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to ABR Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to subsection 4.12(c). If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the date hereof (or, if later, the date on which such Lender becomes a Lender), does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after submission by such Lender to the Borrower (with a copy to the Agent) of a written request therefor certifying
(i) that one of the events described in this paragraph (b) has occurred and describing in reasonable detail the nature of such event, (ii) as to the reduction of the rate of return on capital resulting from such event and (iii) as to the additional amount or amounts demanded by such Lender and a reasonably detailed explanation of the calculation thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          4.11 Taxes. (a) Except as provided below in this subsection, all payments made by the Borrower under this Agreement and the Notes to the Agent or any Lender shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, by any Governmental Authority, excluding taxes, levies, imposts, duties, charges, fees, deductions or withholdings measured by or imposed upon the net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and excluding all franchise taxes, taxes on doing business or taxes measured by or in respect of capital or net worth imposed on any Lender or its applicable lending office, or any branch or affiliate thereof, in each case, imposed, levied, collected, withheld or assessed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or in which it is doing business, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax, levy, impost, duty, charge, fee, deduction or withholding and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Agreement or the Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the Borrower shall deduct or withhold the full amount of such Non-Excluded Taxes and pay such Non-Excluded Taxes to the relevant taxing authority or other authority in accordance with applicable law and increase the amounts so payable to the Agent or such Lender to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes; provided, however, that the Borrower shall be entitled to deduct, withhold and pay any Non-Excluded Taxes and shall not be required to increase any such amounts payable to the Agent or any Lender (i) if such Lender fails to comply with the requirements of paragraph (b) of this subsection or (ii) unless the obligation to pay such increased amounts would not have arisen but for a change in statute, regulation or treaty or any judicial or administrative interpretation thereof occurring after the date the Lender becomes a Lender (or in the case of a Lender which is an Assignee, the effective date of such Assignment and Acceptance)(any such change being referred to as a "Law Change"). Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure; provided, however, that the Borrower shall not be required to so indemnify the Agent or such Lenders if the Borrower's failure resulted from the Borrower's reliance on any forms, certifications or statements provided to it by such Lenders pursuant to paragraph (b) of this subsection 4.11.

          (b)  Each Lender shall:

             (i) deliver to the Borrower and the Agent on or before the date on which it becomes a Lender (or in the case of a Lender which is an Assignee, the effective date of such Assignment and Acceptance) (x) in the case of a Lender that is not incorporated or organized under the laws of the United States of America or a state thereof or the District of Columbia, two true and accurate duly completed and signed copies of United States Internal Revenue Service Form 1001 or 4224, or successor and related applicable forms, as the case may be and (y) two true and accurate duly completed and signed copies of Internal Revenue Service Form W-8 or W-9, or successor and related applicable forms, as the case may be;

             (ii) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete or promptly after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

            (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent.

In the event that a Lender determines that it is no longer able to execute and deliver the forms, certifications or statements specified in this paragraph
(b), it shall promptly notify the Borrower in writing. Such Lender shall certify (x) in the case of a Form 1001 or 4224, that it is entitled to receive all payments under this Agreement without deduction or withholding of any United States federal income taxes (provided that, if following a Law Change, such Lender is not entitled to complete exemption from withholding of United States federal income taxes but is entitled to a reduced rate of withholding, the Form 1001 delivered by such Lender pursuant to this paragraph (b) shall certify that it is entitled to such reduced rate) and (y) in the case of a Form W-8 or W-9, that it is entitled to exemption from United States backup withholding tax.

          (c) If any Lender shall become aware that it is entitled to receive a refund in respect of any Non-Excluded Taxes or other amounts that have been paid or indemnified by the Borrower pursuant to subsection 4.10 or 4.11, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after the receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender receives a refund in respect of any Non-Excluded Taxes or other amounts that have been paid or indemnified by the Borrower pursuant to subsection 4.10 or 4.11, which refund in the good faith judgment of such Lender is allocable to such payment made under subsection 4.10 or 4.11, as the case may be, it shall notify the Borrower of such refund and shall, within 20 Business Days of its receipt thereof, pay the amount of such refund (to the extent of amounts that have been paid or indemnified by the Borrower with respect to such refund and not previously reimbursed) to the Borrower, net of all reasonable out-of-pocket expenses of such Lender and without interest (other than the interest, if any, included in such refund, net of any taxes payable with respect to receipt of such refund).

          (d) The agreements in this subsection 4.11 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          4.12 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          4.13  Certain Rules Relating to the Payment of Additional Amounts.
(a) Upon the request, and at the expense, of the Borrower, each Lender to which the Borrower is required to pay any additional amount pursuant to subsection 4.10 or 4.11, and any Participant in respect of whose participation such payment is required, shall reasonably afford the Borrower the opportunity to contest, and reasonably cooperate with the Borrower in contesting, the imposition of any Non-Excluded Tax giving rise to such payment, provided that (i) such Lender shall not be required to afford the Borrower the opportunity to so contest unless the Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement and (ii) the Borrower shall reimburse such Lender for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with the Borrower in contesting the imposition of such Non-Excluded Tax.

          (b) If a Lender changes its applicable lending office (other than pursuant to paragraph (c) below) and the effect of the change, as of the date of the change, would be to cause the Borrower to become obligated to pay any additional amount under subsection 4.10 or 4.11, the Borrower shall not be obligated to pay such additional amount.

          (c) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by the Borrower pursuant to subsection 4.10 or 4.11, such Lender shall promptly notify the Borrower and the Agent and shall take such steps as may reasonably be available to it and acceptable to the Borrower to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans held by such Lender at another lending office, or through another branch or an affiliate, of such Lender), provided that such Lender shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Borrower agrees to reimburse such Lender for the reasonable incremental out-of-pocket costs thereof).

          (d) If the Borrower shall become obligated to pay additional amounts pursuant to subsection 4.10 or 4.11 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under subsection 4.10 or 4.11, the Borrower shall have the right, for so long as such obligation remains, (i) with the assistance of the Agent, to seek one or more substitute Lenders reasonably satisfactory to the Agent and the Borrower to purchase the affected Loan, in whole or in part, and assume the affected obligations under this Agreement (and to effect such purchase and assumption), or (at the Borrower's option) (ii) so long as no Default or Event of Default shall have occurred and be continuing, upon at least four Business Days irrevocable notice to the Agent, to prepay in whole (without any premium or penalty but subject to subsection 4.12) the affected Loan. In the case of the substitution of a Lender, the Borrower, the Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to subsection 11.6(c) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender. In the case of a prepayment of an affected Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid, and the Commitment of such Lender shall be terminated upon prepayment of such Loan.

          (e) The obligations of a Lender under this subsection 4.13 shall survive the termination of this Agreement and the payment of the Notes and all amounts payable hereunder.


                  SECTION 5.  REPRESENTATIONS AND WARRANTIES

          To induce the Agent and the Lenders to enter into this Agreement and to make the Loans and issue and participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agent and each Lender that:

          5.1 Financial Condition. (a) The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1996, the related consolidated statements of operations, of changes in retained earnings and of cash flows for the fiscal year ended on such date, reported on by Deloitte

& Touche copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 1997 and the related unaudited consolidated statements of operations, of changes in retained earnings and of cash flows for the 9-month period ended on such date, certified by a Responsible Officer of the Borrower, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the 9-month period then ended (except that such financial statements may not include footnote disclosures and are subject to normal year-end audit and other adjustments). All such financial statements, including the related notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein and except that interim financial statements may not include footnote disclosures, are subject to year-end adjustment, and are presented in accordance with management's internal format consistent with financial statements previously provided to the Agent). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material contingent liability or liability for taxes, or any material unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is required under GAAP to be included in the foregoing statements or in the notes thereto and which is not reflected in the foregoing statements or in the notes thereto. Except as set forth in Schedule 5.1, during the period from December 31, 1996 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of the business or property of the Borrower and its Subsidiaries, taken as a whole, and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries, taken as a whole, at the Closing Date.

          (b) The pro forma balance sheet of the Borrower and its consolidated Subsidiaries (the "Pro Forma Balance Sheet"), certified by the chief financial officer of the Borrower, copies of which have been heretofore furnished to each Lender, is the balance sheet of the Borrower and its consolidated Subsidiaries as at the end of September 30, 1997 (the "Pro Forma Date"), adjusted to give effect (as if such events had occurred on such date) to (i) the making of the Loans, (ii) the consummation of the Refinancing, including payment of all premiums, if any, in respect thereto and the repayment of all outstanding borrowings and termination of all outstanding letters of credit under the Existing Credit Agreement and (iii) the payment of estimated fees, expenses and financing costs related to the transactions and the Refinancing contemplated hereby and thereby. The Pro Forma Balance Sheet, together with the notes thereto, were prepared based on good faith assumptions, and present fairly in all material respects on a pro forma basis the consolidated financial position of the Borrower and its consolidated Subsidiaries as at the Pro Forma Date, adjusted as described above.

          5.2 No Change; Solvency. Since December 31, 1996, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, after giving effect to the completion of the Refinancing, the Borrower, individually and together with its Subsidiaries, is Solvent.

          5.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5.4 Corporate Power; Authorization; Enforceable Obligations. Each of the Borrower and the Subsidiaries has the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement, the Notes and the Applications and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Borrower or the Subsidiaries in connection with the Refinancing, the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower or the Subsidiaries is a party, except for filings to perfect the Liens created by the Security Documents, except for consents, authorizations and filings that have been obtained or made in connection therewith and except for consents, authorizations and filings the absence of which could not reasonably be expected to have a Material Adverse Effect. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower and the Subsidiaries party thereto. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower and the Subsidiaries party thereto enforceable against the Borrower and such Subsidiaries in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          5.5 No Legal Bar. The execution, delivery and performance by the Borrower and the Subsidiaries of the Loan Documents to which they are a party, the borrowings hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of the Subsidiaries in any respect that could reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than the Liens created by the Security Documents) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          5.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of the Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which, in any instance or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          5.7 No Default. None of the Borrower nor any of the Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          5.8 Ownership of Property; Liens. Except as set forth in Schedule 5.8, each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Liens permitted by subsection 8.3.

          5.9 Intellectual Property. Except as set forth on Schedule 5.9, the Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes (to the extent related to accounts receivable and inventory) except for those the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect (the "Intellectual

Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim, and to the knowledge of the Borrower, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of the Subsidiaries could (after taking into account any and all corresponding benefits) reasonably be expected to have a Material Adverse Effect.

          5.11 Taxes. Each of the Borrower and the Subsidiaries has filed or caused to be filed all federal tax returns and, to the knowledge of the Borrower, all other tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (a) any taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or the Subsidiaries, as the case may be, and (b) where the failure to file such other tax returns or pay such taxes, fees or other charges could not reasonably be expected to have a Material Adverse Effect). No tax Lien has been filed other than Liens (if any) for taxes not yet due or which are being contested in good faith by appropriate proceedings. To the knowledge of the Borrower, no claim is being asserted with respect to any tax, fee or other charge referred to in the preceding sentence other than any claim which, if determined adversely to the Borrower or any of its Subsidiaries, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

          5.12 Federal Regulations. No part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

          5.13 ERISA. Neither a Reportable Event that could reasonably be expected to have a Material Adverse Effect nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and no Plan has failed to comply in all material respects with the applicable provisions of ERISA and the Code where the liability that has been incurred or could reasonably be expected to be incurred in connection with any Reportable Event or as a result of any such accumulated funding deficiency or failure to so comply (a) has not been satisfied in full as of the date of the last fiscal year for which audited financial statements are available prior to the date this representation is made or deemed to be made or (b) would have a Material Adverse Effect. No termination (other than a standard termination pursuant to Section 4041(b) of ERISA) of a Single Employer Plan has occurred during the five-year period prior to the date on which this representation is made or deemed made, and no Lien in favor of the PBGC or a Plan has arisen and continues in effect as of the date this representation is made or deemed made. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans as determined pursuant to Section 302(c)(3)(A) of ERISA) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the fair market value of the assets of such Plan allocable to such accrued benefits by an amount in excess of $5,000,000. During the immediately preceding five-year period prior to the date on which this representation is made or deemed made, neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and no event has occurred or is expected to occur that presents a material risk that either the Borrower or any

Commonly Controlled Entity could incur a complete or partial withdrawal from any Multiemployer Plan, which withdrawal has subjected or would subject the Borrower or any Commonly Controlled Entity to any liability under ERISA which could reasonably be expected to have a Material Adverse Effect. To the knowledge of Borrower, no such Multiemployer Plan is in Reorganization or Insolvent.

          5.14 Collateral. Upon the filing and recording of any financing statements in the jurisdictions set forth in Schedule 5.14 (and, with respect to Collateral acquired after the date hereof, such other jurisdictions required under the Security Documents) the Senior Security Agreement, when executed and delivered, will constitute a valid and continuing Lien on and, to the extent provided therein, perfected security interest in the Collateral required to be perfected thereunder in favor of the Agent for the ratable benefit of the Lenders prior to all other Liens, claims and rights of all other Persons.

          5.15 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness other than laws generally applicable to all Persons.

          5.16 Subsidiaries. Schedule 5.16 sets forth all the Subsidiaries of the Borrower at the date hereof, the jurisdiction of their incorporation and the ownership interests therein.

          5.17 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower solely for working capital and the general corporate purposes of the Loan Parties.

          5.18 Environmental Matters. Except insofar as any exception to the following representations and warranties, or any aggregation of such exceptions, could not reasonably be expected to have a Material Adverse Effect (it being understood that the determination of whether a Material Adverse Effect has occurred shall not take into account any liability to the extent that reserves have been provided therefor on the books of the Borrower and the Subsidiaries as of the Closing Date):

             (a) To the knowledge of the Borrower, the facilities and properties owned, leased or operated by the Borrower or any of the Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which could reasonably be expected to give rise to liability under any Environmental Law.

             (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of the Subsidiaries (the "Business") which could reasonably be expected to interfere with the continued operation of the Properties or impair the fair saleable value thereof.

             (c) None of the Borrower or any of the Subsidiaries has received any written or, to the knowledge of the Borrower, any other notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with any Environmental Law with regard to any of the Properties or the Business, and the Borrower has no reason to believe that any such notice will be received or is being threatened.

             (d) To the knowledge of the Borrower, materials of Environmental Concern have not been transported or disposed of from, at, on or under any of the Properties in violation of, or in any manner or to a location that could reasonably be expected to give rise to liability of the Borrower or any of the Subsidiaries under any Environmental Law.

             (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law which impose obligations on the Borrower or any of the Subsidiaries or which otherwise adversely affect the Properties or the Business.

             (f) To the knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties or elsewhere, so as to result in a violation of any Environmental Law by the Borrower or any of the Subsidiaries, or in amounts or in a manner that could give rise to liability of the Borrower or any of the Subsidiaries under any Environmental Law.

             (g) To the knowledge of the Borrower, there are no other past or present actions, activities, events, conditions or circumstances that could reasonably be expected to give rise to any liability or obligation of the Borrower or any of the Subsidiaries under any Environmental Law.

For purposes of this subsection 5.18, the term "Environmental Laws" refers to applicable Environmental Laws in effect when this representation and warranty is made or deemed made, except in paragraphs (c) and (e), where the term is without regard to whether the Environmental Law is applicable.


                       SECTION 6.  CONDITIONS PRECEDENT

          6.1 Conditions to Initial Loan. The agreement of each Lender to make its initial Loans requested to be made by it on the Closing Date is subject to the satisfaction or waiver, immediately prior to or concurrently with the making of such Loan, of the following conditions precedent:

             (a)  Intentionally Omitted.

             (b) Loan Documents. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each of the parties hereto, (ii) for the account of each Lender, a Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, (iii) the Senior Security Agreement, executed and delivered by a duly authorized officer of the Borrower or the Domestic Subsidiary party thereto, with a counterpart for each Lender, (iv) the Guarantee Agreement, executed and delivered by a duly authorized officer of each Loan Party named therein, with a counterpart for each Lender, (v) the Intercreditor Agreement executed and delivered by the Trustee, on behalf of itself and the holders of the New Notes, with a counterpart for each Lender and (vi) the Lockbox Assignment Agreement, executed and delivered by a duly authorized officer of the Borrower or the Domestic Subsidiary party thereto and each bank at which such Lockbox Accounts are maintained.

             (c) Financial Information. The Lenders shall have received copies of the Pro Forma Balance Sheet, together with a reconciliation thereof to the balance sheet of the Borrower and its consolidated Subsidiaries as at the Pro Forma Date.

             (d)  Corporate Proceedings of the Loan Parties.

                    (i) The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Agent, of the Board of Directors of each Loan Party authorizing, as applicable,
                (A) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party,
                (B) the
                borrowings contemplated hereunder and (C) the granting by it of the Liens to be created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of such Person as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                   (ii) The Agent shall have received a certificate of the Secretary or Assistant Secretary of the Borrower, such certificate to be dated the date hereof, as to the incumbency and signature of the officer or officers signing this Agreement and the other Loan Documents to which it is a party, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                  (iii) The Agent shall have received a certificate of the Secretary or Assistant Secretary of each other Loan Party, such certificate to be dated the date hereof, as to the incumbency and signature of the officer or officers signing each Security Document, together with evidence of the incumbency of such Secretary or Assistant Secretary.

             (e) Borrower's Certificate. The Agent shall have received a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit I, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of the Borrower.

             (f) Corporate Documents. The Agent shall have received copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

             (g) Other Documentation. The Lenders shall be reasonably satisfied with each of the other documents relating to the Refinancing and the transactions contemplated hereby and thereby, including, without limitation, the Senior Secured Note Indenture and any tax sharing agreement or other financing arrangement to which the Borrower or any Subsidiary will be bound after the Closing Date.

             (h) Insurance. The Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of subsection 7.5 of this Agreement and subsection 4.3 of the Senior Security Agreement have been satisfied.

             (i) Termination of Existing Credit Agreement. The Agent shall have received evidence, reasonably satisfactory to the Agent, that prior to or concurrently with the initial Extensions of Credit hereunder, (i) the Existing Credit Agreement and all commitments thereunder to lend shall have been terminated permanently and all amounts owing thereunder (other than the Existing Letters of Credit) shall have been paid in full, (ii) all Liens on the property of the Borrower or any Subsidiary and any guarantees securing the Existing Credit Agreement shall have been released.

             (j)  Intentionally Omitted.

             (k) Intentionally Omitted.

             (l) New Notes. The New Notes shall have been issued on terms (including but not limited to terms relating to the fees, maturity, security, covenants, events of default and remedies) disclosed in the Senior Secured Initial Note Offering Memorandum (with such modifications as may be reasonably acceptable to the Agent and, in the case of any such modifications that are adverse to the Lenders, reasonably satisfactory to the Lenders) and shall have an interest rate, maturity date, security provisions and other terms reasonably acceptable to the Lenders, and the Borrower shall have received gross cash proceeds of not less than $100,000,000 therefrom.

             (m) Lien Searches. The Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Agent of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower and its Subsidiaries in any of the jurisdictions set forth in Schedule 6.1(m), and the results of such search shall be reasonably satisfactory to the Agent.

             (n) Legal Opinions. The Agent shall have received the following legal opinions:

                      (i) the executed legal opinion of Kirkland & Ellis, special counsel to the Borrower and the other Loan Parties, dated the Closing Date, substantially in the form of Exhibit F-1;

                     (ii) the executed legal opinion of local counsel to the Borrower with respect to collateral security matters, dated the Closing Date, substantially in the form of Exhibit F-2, or otherwise in form and substance reasonably satisfactory to the Agent; and

                    (iii) the executed legal opinion of counsel to the Trustee with respect to the Intercreditor Agreement, dated the Closing Date, substantially in the form of Exhibit F-3, or otherwise in form and substance satisfactory to the Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement and the other Loan Documents as the Agent may reasonably require and shall otherwise be in form and substance satisfactory to the Agent.

             (o) Actions to Perfect Liens. The Agent shall have received (i) evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Agent, desirable to perfect the Liens created by the Security Documents shall have been completed and (ii) evidence in form and substance satisfactory to it that any Liens securing Indebtedness under the Existing Credit Agreements shall have been released; in addition, the Agent shall have received from any Person holding any such Lien such Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as the Agent shall have requested to terminate of record such Liens.

             (p) Evidence of Fees. The Agent shall have received satisfactory evidence that the fees and expenses incurred and to be incurred in connection with the Refinancing and the initial issuance of the New Notes and the transactions contemplated thereby and the financing thereof will not exceed $5,000,000 in the aggregate.

             (q) Fees. The Borrower shall have paid to the Agent the fees to be received on the Closing Date referred to in subsection 4.5(b).

             (r) Intentionally Omitted.

             (s) Business Plan. The Lenders shall have received a detailed business plan for the Borrower and its Subsidiaries for fiscal year 1998 in form substantially similar to Exhibit T hereto.

             (t) Government Approvals. All requisite governmental authorities and third parties (including landlords and lienholders) shall have approved or consented to the transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, restraining, preventing or imposing burdensome conditions on the transactions contemplated hereby.

             (u) Solvency. The Lenders shall have received a solvency certificate in form and substance satisfactory to the Lenders from the Chief Financial Officer of the Borrower, together with such other evidence reasonably requested by the Lenders of the solvency of the Borrower and the Subsidiaries on a consolidated basis after giving effect to the transactions contemplated hereby.

             (v) Litigation. No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened that, in the reasonable opinion of the Lenders, could reasonably be expected to have a material adverse effect on (i) the issuance of the New Notes, any of the other transactions contemplated hereby or by any of the other Loan Documents or the business, assets, operations, condition (financial or otherwise) or prospects of the Borrower and the Subsidiaries, taken as a whole, (ii) the ability of the Borrower and the Subsidiaries (taken as a whole) to perform their obligations under the Loan Documents or (iii) the rights and remedies of the Lenders under the Loan Documents.

             (w) Borrowing Base. The Lenders shall have received (i) an evaluation and appraisal of the Borrower's accounts receivable and inventory, in form, scope and substance satisfactory to the Lenders,
        (ii) a Borrowing Base Certificate dated the Closing Date, and (iii) a Borrowing Base Certificate dated as of the first Borrowing Date if the first Borrowing Date is not the Closing Date.

          6.2 Conditions to Each Loan. The agreement of each Lender to make each Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

             (a) Representations and Warranties. Each of the representations and warranties made by the Borrower or any of the Subsidiaries pursuant to this Agreement or any other Loan Document (or in any amendment, modification or supplement hereto or thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document shall, except to the extent that it relates to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date.

             (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

Each borrowing by and Letter of Credit issued on behalf of the Borrower hereunder, and each notice of borrowing pursuant to subsection 2.3, shall constitute a representation and warranty by the Borrower as of the date of such borrowing or such issuance that the conditions contained in this subsection 6.2 have been satisfied.


                      SECTION 7.  AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, from and after the Closing Date and so long as the Commitments remain in effect, and thereafter until payment in full of the Notes, all Reimbursement Obligations and any other amount then due and owing to any Lender or the Agent hereunder or under any other Loan Document and termination or expiration of all Letters of Credit, it shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          7.1  Financial Statements.  Furnish to the Agent and each Lender:

             (a) as soon as available, but in any event not later than 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated and unaudited consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated and unaudited consolidating statements of operations, changes in retained earnings and cash flows for such year, setting forth in each case with respect to the consolidated financial statements in comparative form the figures for the previous year and including management discussion thereof, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing (other than a qualification with respect to a change in accounting principles which is generally applied to similarly situated companies and is not related to the operations of the Borrower or any of its Subsidiaries);

             (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower (commencing with the fiscal quarter ending on March 31, 1998), the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations, changes in retained earnings and cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth, in the case of such consolidated balance sheet, in comparative form the figures as at the end of the previous fiscal year and, in the case of such consolidated statements of operations and cash flows, in comparative form the figures for the corresponding period of the previous fiscal year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit and other adjustments); and (c) as soon as available, but in any event not later than 45 days after the end of each fiscal month of each fiscal year of the Borrower, a copy of the unaudited consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as of the end of such month and the related unaudited consolidated and consolidating statement of operations and consolidated statement of cash flows, setting forth, in the case of such consolidated balance sheet, in comparative form the budgeted figures (as adjusted consistent with past practice) for the relevant period and the figures as at the end of the corresponding fiscal month of the previous fiscal year and, in the case of such consolidated statements of operations and cash flows, in comparative form the budgeted figures (as adjusted consistent with past practice) for the relevant period and the figures for the corresponding fiscal month of the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit and other adjustments);

             (d) within 15 days after the end of each calendar month (i) a Borrowing Base Certificate showing the Borrowing Base as of the close of business on the last day of such calendar month, each such Certificate to be certified as complete and correct in all material respects on behalf of the Borrower by a Financial Officer of the Borrower, and (ii) such other supporting documentation and additional reports with respect to the Borrowing base as the Agent shall reasonably request;

all such financial statements shall be (and, in the case of financial statements delivered pursuant to subsections 7.1(b) and (c) above, shall be certified by a Responsible Officer of the Borrower as being) complete and correct in all material respects in conformity with GAAP and shall be (and, in the case of financial statements delivered pursuant to subsections 7.1(b) and
(c) above, shall be certified by a Responsible Officer of the Borrower as being) prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Officer, as the case may be, and disclosed therein) and except that interim financial statements may not include footnote disclosure, are subject to year-end adjustment, and are presented in accordance with management's internal format consistent with the financial statements previously provided to the Agent.

          7.2 Certificates; Other Information. Furnish to the Agent (with sufficient copies for each Lender, which shall be provided by the Agent to each Lender):

             (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in connection with their audit nothing came to their attention that caused them to believe that there was any Default or Event of Default, except as specified in such certificate;

             (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a certificate of a Responsible Officer of the Borrower stating that, to the best of such Officer's knowledge, each of the Borrower and its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate and setting forth reasonably detailed calculations of the Borrower's compliance with the covenants contained in Section 8, to the extent applicable;

             (c) as soon as available, but in any event not later than sixty days after the beginning of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for such fiscal year on a consolidating basis and including management discussion thereof, such projections to be accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such Responsible Officer believes such projections to have been prepared on the basis of reasonable assumptions;

             (d)(i) within five days after the same become publicly available, copies of all financial statements and reports which the Borrower publicly filed or makes generally available to the public, and within five days after the same are filed, copies of all financial statements and periodic reports which the Borrower may file with the SEC and (ii) simultaneously with the distribution of the same to the holders of the Subordinated Notes or the New Notes, copies of all reports, notices, certificates and other documents that it is required under the Subordinated Note Indenture or the Senior Secured Note Indenture to distribute to the holders of the Subordinated Notes or the New Notes, respectively;

             (e) within two days after the same are filed, copies of all registration statements and any amendments and exhibits thereto, which the Borrower may file with the SEC;

             (f) notice of, at least five Business Days prior to, (i) any modification or amendment to the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary or (ii) waiver, supplement, modification, amendment, termination or release of the Subordinated Notes or the New Notes; and

             (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and reserves, if any, in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be and (b) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          7.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, taken as a whole, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Borrower and its Subsidiaries, taken as a whole, except as otherwise permitted pursuant to subsection 8.5, 8.6 or 8.10, provided that the Borrower and its Subsidiaries shall not be required to maintain any such rights, privileges or franchises, if the failure to do so could not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          7.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in the business of the Borrower and its Subsidiaries, taken as a whole, in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all property material to the business of the Borrower and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Agent, upon written request, information in reasonable detail as to the insurance carried, provided that the Borrower may implement programs of self insurance in the ordinary course of business and in accordance with industry standards for a company of similar size so long as reserves are maintained in accordance with GAAP for the liabilities associated therewith.

                  (b) Cause all casualty policies with respect to the Collateral to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Agent, which endorsement shall provide that, from and after the Closing Date, (i) the insurance carrier shall give the Agent at least 30 days' prior notice of termination of such policies and (ii) if the insurance carrier shall have received written notice from the Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Subsidiaries under such policies directly to the Agent.

          7.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, complete and correct entries in conformity with (i) customary industry practice (and in a manner that financial statements can be produced in accordance with GAAP) and (ii) all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and (with the prior consent of the Borrower, which consent shall not be unreasonably withheld) with its independent certified public accountants, in each case at any reasonable time, upon reasonable notice to the Borrower and/or its Subsidiaries, as the case may be, and as often as may reasonably be desired.

                  (b) The Borrower and its Subsidiaries, from time to time upon the request of the Agent or the Required Lenders through the Agent, shall permit the Agent, accompanied by one or more Lenders and professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Agent to conduct non-environmental evaluations and appraisals of (i) the Borrower's practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base (it being understood and agreed to that the Agent will conduct such evaluations and appraisals as frequently as each quarter but not less than once per fiscal year of the Borrower) and pay the reasonable fees and expenses of the Agent incurred in connection therewith (including the fees and expenses of the Agent's Collateral Monitoring Department), the Lenders or such professionals with respect to all such appraisals; provided however, that the Agent shall not be entitled to conduct such evaluations and appraisals of assets more frequently than twice per year unless (x) a Default or Event of Default has occurred and is continuing or (y) the Agent, or the Required Lenders through the Agent, determines that any material event or material change has occurred with respect to the Borrower or its Domestic Subsidiaries, their inventory or receivables practices or the performance of the Collateral and that as a result of such event or change more frequent evaluations or appraisals are required to effectively monitor the Borrowing Base, in which case the Borrower will permit the Agent to conduct such evaluations and appraisals at such reasonable times and as often (not to exceed four times per year) as may be reasonably requested by the Agent.

          (c) The Borrower will, and will cause each of its Subsidiaries to, in connection with any evaluation and appraisal relating to the computation of the Borrowing Base, maintain such additional reserves (for purposes of computing the Borrowing Base) in respect of Eligible Accounts Receivable and Eligible Inventory and make such other adjustments to the parameters for including Eligible Inventory in the Borrowing Base as the Agent or the Required Lenders through the Agent shall reasonably require based upon the results of such evaluation and appraisal.

          7.7 Environmental Laws. Comply with, and undertake all best efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and undertake all best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except for noncompliance (i) with respect to which the Borrower is taking reasonable steps to correct or (ii) which is the subject of an order by the Governmental Authority with jurisdiction over the noncompliance and which order is being complied with by the Borrower, provided that in either case such noncompliance and the conditions giving rise to it could not reasonably be expected to result in a Material Adverse Effect (it being understood that the determination of whether a Material Adverse Effect has occurred shall not take into account any liability to the extent that reserves have been provided therefor of the books of the Borrower and the Subsidiaries as of the Closing
Date).

          7.8 Landlord Consents. At its own expense, request, and use reasonable efforts to obtain, with respect to the Borrower and its Domestic Subsidiaries, (i) a consent, substantially in the form of Exhibit J or such other form as may be reasonably satisfactory to the Agent, from the landlord of each of the existing facilities in which any Inventory is located, as of the Closing Date, by the Borrower or its Domestic Subsidiaries, in which such landlord acknowledges the Agent's first priority security interest in the Inventory pledged by each Loan Party to the Agent and (ii) prior to entering into a lease of a facility in which any Inventory will be located on or after the Closing Date, a consent from each landlord of any such facility, in which such landlord acknowledges the Agent's first priority security interest in the Inventory pledged by each Loan Party to the Agent.

          7.9  Notices.  Give notice to the Agent and each Lender of:

             (a) the occurrence of any Default or Event of Default as soon as possible after a Responsible Officer of the Borrower knows thereof;

             (b) as soon as possible after a Responsible Officer of the Borrower knows thereof, any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or
        (ii) any litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, could reasonably be expected to have a Material Adverse Effect;

             (c) as soon as possible after a Responsible Officer of the Borrower knows thereof, any litigation or proceeding affecting the Borrower or any of the Subsidiaries (i) in which the amount involved (not covered by insurance) is $750,000 or more or (ii) in which injunctive or similar relief is sought that could reasonably be expected to have a Material Adverse Effect;

             (d) the following events, as soon as possible and in any event within 30 days after a Responsible Officer of the Borrower knows thereof: (i) the occurrence or reasonably expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Single Employer or Multiemployer Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating (other than the terminating of a Single Employer Plan in a standard termination pursuant to Section 4041(b) of ERISA), Reorganization or Insolvency of, any Single Employer or Multiemployer Plan which, with respect to events in clause (i) or (ii), individually or in the aggregate, could reasonably be expected to involve an amount of $1,000,000 or more;

             (e) as soon as possible after a Responsible Officer of the Borrower knows thereof, (i) any release or discharge by the Borrower or any Subsidiary of any Materials of Environmental Concern required to be reported under Environmental Laws to any Governmental Authority (other than releases or discharges routinely required to be reported on a periodic basis); (ii) any condition, circumstance, occurrence or event that could result in liability of the Borrower or any Subsidiary under Environmental Laws which could reasonably be expected to have a Material Adverse Effect (or, in any event, could reasonably be expected to result in an adverse impact on the Borrower and its Subsidiaries, in the aggregate, by an amount in excess of $1,000,000) or could reasonably be expected to result in the imposition of any Lien or other material restriction on the title, ownership or transferability of any Property; or (iii) any proposed action to be taken by the Borrower or any Subsidiary or any other Person that could subject the Borrower or any Subsidiary to any requirements or liabilities under Environmental Laws which could reasonably be expected to have a Material Adverse Effect (or, in any event, could reasonably be expected to result in an adverse impact on the Borrower and its Subsidiaries, in the aggregate, by an amount in excess of $1,000,000); and

             (f) as soon as possible after a Responsible Officer of the Borrower knows of any material adverse change in the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Borrower (and, if applicable, the relevant Commonly Controlled Entity or Subsidiary) setting forth details of the occurrence referred to therein and stating what action the Borrower (or, if applicable, the relevant Commonly Controlled Entity or Subsidiary) proposes to take with respect thereto.

          7.10     Additional Collateral; Subsidiaries.    (a) With respect to
any assets of the type covered by the Security Documents and acquired after the Closing Date, (i) execute and deliver to the Agent such amendments to this Agreement or the Security Documents or such other documents as the Agent reasonably requests in order to grant to the Agent, for the benefit of the Lenders, a security interest in such assets, (ii) take all actions reasonably requested by the Agent to grant to the Agent, for the benefit of the Lenders, a perfected first priority security interest in such assets, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the appropriate Security Documents or by law or as may be requested by the Agent and (iii) if reasonably requested by the Agent, deliver to the Agent all such instruments and documents (including legal opinions relating to the matters described in the preceding clauses (i) and (ii)), which shall be in form and substance and, with respect to opinions, from counsel, reasonably satisfactory to the Agent.

          (b) With respect to any Domestic Subsidiary of the Borrower created or acquired after the Closing Date by the Borrower, (i) cause such Domestic Subsidiary to execute and deliver a guarantee, in form and substance satisfactory to the Agent, in respect of all obligations of the Borrower hereunder and under the Loan Documents, (ii) cause such Domestic Subsidiary to execute and deliver a security agreement in form and substance satisfactory to the Agent, securing such Domestic Subsidiary's obligations under such guarantee and covering the types of assets covered by the Senior Security Agreement, (iii) execute and deliver such amendments to this Agreement requested by the Agent to reflect the existence of such Domestic

Subsidiary and (iv) if reasonably requested by the Agent, deliver to the Agent legal opinions relating to the matters described in the preceding clauses (i),
(ii) and (iii) which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.


                        SECTION 8.  NEGATIVE COVENANTS

          The Borrower hereby agrees that, from and after the Closing Date and so long as the Commitments remain in effect, and thereafter until payment in full of the Notes, all Reimbursement Obligations and any other amount then due and owing to any Lender or the Agent hereunder or under any other Loan Document and termination or expiration of all Letters of Credit, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          8.1  Financial Condition Covenants.

             (a) Maintenance of Consolidated Interest Expense Ratio. Permit for any period of four consecutive fiscal quarters ending on any date set forth below, the Consolidated Interest Expense Ratio for such period to be less than the ratio set forth opposite such date below:

                Date                 Consolidated Interest Expense Ratio
                ----                 -----------------------------------
          ------------------------------------------------------------------
            March 31, 1998                      0.70 to 1.00
          ------------------------------------------------------------------
            June 30, 1998                       0.70 to 1.00
          ------------------------------------------------------------------
            September 3, 1998                   0.80 to 1.00
          ------------------------------------------------------------------
            December 31, 1998                   1.00  to 1.00
          ------------------------------------------------------------------

          ------------------------------------------------------------------
            March 31, 1999                      1.10 to 1.00
          ------------------------------------------------------------------
            June 30, 1999                       1.10 to 1.00
          ------------------------------------------------------------------
            September 30, 1999                  1.10 to 1.00
          ------------------------------------------------------------------
            December 31, 1999                   1.20 to 1.00
          ------------------------------------------------------------------

          ------------------------------------------------------------------
            March 31, 2000                      1.3 to 1.00
          ------------------------------------------------------------------
            June 30, 2000                       1.3 to 1.00
          ------------------------------------------------------------------
            September 30, 2000                  1.3 to 1.00
          ------------------------------------------------------------------
            December 31, 2000                   1.35 to 1.00
          ------------------------------------------------------------------

          ------------------------------------------------------------------
            March 31, 2001                      1.4 to 1.00
          ------------------------------------------------------------------
            June 30, 2001                       1.4 to 1.00
          ------------------------------------------------------------------
            September 30, 2001                  1.4 to 1.00
          ------------------------------------------------------------------
            December 31, 2001                   1.5 to 1.00
          ------------------------------------------------------------------

          ------------------------------------------------------------------
            March 31, 2002                      1.5 to 1.00
          ------------------------------------------------------------------
            June 30, 2002                       1.5 to 1.00
          ------------------------------------------------------------------
            September 30, 2002                  1.5 to 1.00
          ------------------------------------------------------------------

             (b)  Maintenance of Leverage Ratio.   Permit the Leverage Ratio
        as at the end of each fiscal quarter of the Borrower set forth below to be greater than the ratio set forth below opposite such fiscal quarter end:

          ------------------------------------------------------------------
            Fiscal Quarter Ending              Leverage Ratio
            ---------------------              --------------
          ------------------------------------------------------------------
            March 31, 1998                      12.15 to 1.00
          ------------------------------------------------------------------
            June 30, 1998                       11.35 to 1.00
          ------------------------------------------------------------------
            September 30, 1998                  10.70 to 1.00
          ------------------------------------------------------------------
            December 31, 1998                     9.0 to 1.00
          ------------------------------------------------------------------

          ------------------------------------------------------------------
            March 31, 1999                        8.5 to 1.00
          ------------------------------------------------------------------
            June 30, 1999                         8.0 to 1.00
          ------------------------------------------------------------------
            September 30, 1999                    7.5 to 1.00
          ------------------------------------------------------------------
            December 31, 1999                     7.5 to 1.00
          ------------------------------------------------------------------

          ------------------------------------------------------------------
            March 31, 2000                        7.0 to 1.00
          ------------------------------------------------------------------
            June 30, 2000                         6.5 to 1.00
          ------------------------------------------------------------------
            September 30, 2000                    6.5 to 1.00
          ------------------------------------------------------------------
            December 31, 2000                     6.5 to 1.00
          ------------------------------------------------------------------

          ------------------------------------------------------------------
            March 31, 2001                        6.5 to 1.00
          ------------------------------------------------------------------
            June 30, 2001                         6.5 to 1.00
          ------------------------------------------------------------------
            September 30, 2001                    6.5 to 1.00
          ------------------------------------------------------------------
            December 31, 2001                     6.5 to 1.00
          ------------------------------------------------------------------

          ------------------------------------------------------------------
            March 31, 2002                        6.5 to 1.00
          ------------------------------------------------------------------
            June 30, 2002                         6.5 to 1.00
          ------------------------------------------------------------------
            September 30, 2002                    6.5 to 1.00
          ------------------------------------------------------------------

          8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

             (a) Indebtedness of the Borrower or any Subsidiary under this Agreement and the other Loan Documents;

             (b) Indebtedness of the Borrower to any wholly owned Domestic Subsidiary of the Borrower and of any Subsidiary to the Borrower or any other wholly owned Domestic Subsidiary of the Borrower;

             (c) (i) Indebtedness of the Borrower or any of its Subsidiaries incurred to finance the acquisition or construction of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) otherwise not prohibited pursuant to this Agreement and
        (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in clause (i) above, provided that the aggregate principal amount of Indebtedness under this clause (c) shall not exceed in the aggregate as to the Borrower and its Subsidiaries $10,000,000 at any time outstanding;

             (d) Indebtedness under Interest Rate Agreements with one or more Lenders or with other financial institutions satisfactory to the Agent relating to Indebtedness of the Borrower or any Subsidiary under this Agreement and other Indebtedness permitted hereunder;

             (e) other Indebtedness outstanding on the date hereof and listed on Schedule 8.2(e) and any refinancings, refundings, renewals or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

             (f) to the extent that any Guarantee Obligation permitted under subsection 8.4 constitutes Indebtedness, such Indebtedness;

             (g) additional unsecured Indebtedness of the Borrower or any of its Subsidiaries not otherwise permitted by any other clause of this subsection 8.2 not exceeding $5,000,000 in aggregate principal amount at any one time outstanding;

             (h)  Indebtedness permitted under subsection 4.8(b);

             (i) Indebtedness of the Borrower or any of its Subsidiaries consisting of reimbursement obligations under surety, indemnity, performance, release and appeal bonds and guarantees thereof and letters of credit required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or its Subsidiaries, in each case to the extent a Letter of Credit supports the obligations of the Borrower and its Subsidiaries with respect to such bonds, guarantees and letters of credit otherwise permitted hereunder;

             (j) Indebtedness of the Borrower or any of its Subsidiaries in respect of letters of credit issued in connection with insurance policies of the Borrower or any of its Subsidiaries;

             (k) New Notes in an aggregate principal amount not to exceed the principal amount of the New Notes on the Closing Date (less the principal amount of any New Notes that is repaid after the Closing
        Date); and

             (l) Subordinated Notes in an aggregate principal amount not to exceed the principal amount of the Subordinated Notes on the Closing Date (less the principal amount of any Subordinated Notes that is repaid after the Closing Date).

          8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

             (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or the applicable Subsidiary, as the case may be, in conformity with GAAP;

             (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted;

             (c) Liens of landlords or mortgagees of landlords arising by operation of law, provided that the rental payments secured thereby are not yet due and payable;

             (d) pledges, deposits or other Liens in connection with workers' compensation, unemployment insurance, other social security benefits or other insurance related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements) and Liens on the proceeds of insurance policies created in connection with any of the foregoing;

             (e) Liens or deposits to secure the performance of bids, trade or governmental contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds and other obligations of a like nature incurred in the ordinary course of business;

             (f) easements, rights-of-way, restrictions on the use of property and other similar encumbrances incurred in the ordinary course of business which do not in any case materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

             (g) Liens securing Indebtedness of the Borrower or its Subsidiaries permitted by subsection 8.2(c);

             (h) Liens existing on the date hereof on any assets of the Borrower and its Subsidiaries and set forth in Schedule 8.3(h);

             (i) Liens in existence on the date hereof and listed in Schedule 8.3(i), securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 8.2(e), provided that no such Lien is extended to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

             (j) Liens (not otherwise permitted hereunder) which secure obligations (other than Indebtedness) not exceeding (as to the Borrower and all its Subsidiaries) $1,000,000 in aggregate amount at any time outstanding;

             (k) judgment Liens in existence less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

             (l) Liens on documents of title and the property covered thereby securing Indebtedness in respect of the Letters of Credit which are Commercial Letters of Credit;

             (m)  Liens created pursuant to the Loan Documents;

             (n) Liens on property of a Person or a property existing at the time such Person is merged into, consolidated with, or such Person or property is otherwise acquired by the Borrower or any Subsidiary of the Borrower, provided that such Liens (i) were in existence prior to such merger, consolidation or acquisition, (ii) do not extend to any assets other than those of such Person or property, as the case may be, and (iii) were not created in contemplation of such merger, consolidation or acquisition;

             (o) extensions, renewals and replacements of Liens referred to in clauses (g), (h) and (i) above, provided that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and does not secure any Indebtedness in addition to that secured immediately prior to such extension, renewal or replacement;

                  (p) Liens in respect of the New Notes Collateral to secure Indebtedness under the New Notes; and

                  (q) second priority, subordinated Liens on the Collateral created pursuant to the Junior Security Agreement and subject to the terms of the Intercreditor Agreement to secure Indebtedness under the New Notes.

          8.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

             (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 8.4(a) (such listing to include relevant details as to the amounts), and any refinancings, refundings, extensions or renewals thereof, provided that the amount of such Guarantee Obligation shall not be increased at the time of such refinancing, refunding, extension or renewal;

             (b) Reimbursement Obligations in respect of the Letters of Credit;

             (c) obligations to insurers required in connection with worker's compensation and other insurance coverage incurred in the ordinary course of business;

             (d) Guarantee Obligations incurred pursuant to the Guarantee Agreement or any of the other Loan Documents; and

             (e) Guarantees by the Borrower or any Subsidiary by endorsements of instruments for deposit or collection in the ordinary course of business;

             (f) Guarantees of any obligations of (a) a wholly owned Domestic Subsidiary and (b) the Borrower by any wholly owned Subsidiary of the Borrower, which obligations are not prohibited hereunder;

             (g) Guarantees by the Borrower or any Subsidiary of obligations to third parties made in the ordinary course of business in connection with relocation of employees of the Borrower or any of its Subsidiaries which, together with advances and loans made pursuant to subsection 8.9(f), shall not exceed (as to the Borrower and all Subsidiaries) $1,000,000 in aggregate amount at any time outstanding;

             (h) Guarantee Obligations in respect of Indebtedness permitted by subsection 8.2; and

             (i) guarantees of obligations of a Person other than the Borrower or any of its Subsidiaries by the Borrower or any of its Subsidiaries in the ordinary course of business not exceeding (as to the Borrower and all Subsidiaries) $1,000,000 in aggregate amount at any time outstanding.

          8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except (a) as permitted under subsection 8.6 or 8.10 and
(b) that any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (so long as that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Subsidiaries of the Borrower (so long as (i) the Subsidiary or Subsidiaries shall be the continuing or surviving corporation and (ii) if such merger is with or into any Foreign Subsidiary of the Borrower, the Person being merged shall have not more than $5,000,000 of assets), provided that any merger or consolidation of any Subsidiary that is not a wholly owned Subsidiary shall comply with subsection 8.10.

          8.6 Limitation on Sale of Collateral. Without the prior written consent of the Required Release Lenders, convey, sell, lease, assign, transfer or otherwise dispose of any of the Collateral other than in the ordinary course of business.

          8.7 Limitation on Dividends. In the case of the Borrower or any of its Subsidiaries, declare or pay any dividend (other than dividends payable solely in common stock of the Borrower or such Subsidiary, as the case may be, or options, warrants or other rights to purchase such common stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or such Subsidiary, as the case may be, or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution (other than distributions payable solely in common stock of the Borrower or such Subsidiary, as the case may be, or options, warrants or other rights to purchase any such common stock) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or such Subsidiary; provided, however, that (a) any Subsidiary may declare and pay dividends or make other distributions to the Borrower, (b) the Borrower or any Subsidiary may make any payment required pursuant to any tax sharing agreement reasonably satisfactory to the Agent or pursuant to any agreement set forth on Schedule 8.12 hereto, (c) the Borrower may declare and pay dividends or make other distributions required to finance the payment by RBX Group of corporate taxes in any given fiscal year and directors fees and other overhead expenses, provided that the aggregate amount of dividends and distributions in any fiscal year pursuant to this clause (c) shall not exceed $750,000 and (d) so long as no Default or Event of Default has occurred and is continuing or would exist immediately after giving effect thereto, the Borrower may declare and pay dividends or make other distributions to RBX Group in an (i) amount equal to amounts required to be paid by RBX Group to repurchase, redeem, acquire or retire shares of Capital Stock of RBX Group from an officer, director or employee of RBX Group, the Borrower or any of its Subsidiaries in connection with the death or termination (voluntary or otherwise) of such officer, director or employee in an aggregate amount not to exceed $1,000,000 in any calendar year and $3,000,000 during the term of this Agreement, provided that RBX Group shall repurchase, redeem, acquire or retire such shares of Capital Stock to the extent that amounts are dividended or otherwise distributed to it in pursuant to this clause (d) no later than five Business Days after the date on which such dividend or distribution is made and (ii) amounts required to make any payment of interest on, or any repayment, prepayment, redemption or purchase of, the Subordinated Seller Notes, in each case to the extent permitted by Subsection 8.11(a) (such declarations, payments, setting apart and distributions being collectively referred to herein as "Restricted Payments").

          8.8 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditures exceeding in the aggregate for the Borrower and its consolidated Subsidiaries, for any fiscal year of the Borrower set forth below, the amount set forth opposite such fiscal year:

                Fiscal Year             Amount
                -----------             ------
                   1998               $13,000,000
                   1999                12,000,000
                   2000                10,000,000
                   2001                10,000,000
                   2002                10,000,000

An amount equal to 50% of the amount permitted to be used for Capital Expenditures in any fiscal year but not so used (disregarding for purposes of such calculation any amounts carried over to such fiscal year), may be carried over from such fiscal year to the following fiscal year and may be used for Capital Expenditures in addition to the amount specified above for such following fiscal year (it being understood that the amount of any Capital Expenditures made in any fiscal year shall be applied first to reduce the amount that may be carried over to the following fiscal year).

          8.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in (each an "Investment"), any other Person, except:

             (a) Extensions of trade credit in the ordinary course of business;

             (b)  Investments in Cash Equivalents;

             (c)  Investments existing on the date hereof and described in
        Schedule 8.9(c), setting forth the respective amounts of such Investments as of a recent date;

             (d) Investments in all the business or assets of, or stock or other evidences of beneficial ownership of, any Person to the extent permitted by subsection 8.10;

             (e) Investments in the Borrower or any wholly owned Domestic Subsidiary of the Borrower;

             (f) customary travel and entertainment advances and relocation loans in the ordinary course of business to officers and employees of the Borrower or any such Subsidiary which, together with advances and loans made pursuant to subsection 8.4(g), shall not exceed (as to the Borrower and all Subsidiaries) $1,000,000 at anytime outstanding;

             (g)  payroll advances in the ordinary course of business;

             (h) the acquisition and holding of receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (provided that nothing in this clause (h) shall prevent the Borrower or any Subsidiary from offering such concessionary trade terms in the ordinary course of business, or from receiving such investments in connection with the bankruptcy or reorganization of their respective suppliers or customers or the settlement of disputes with such customers or suppliers arising in the ordinary course of business as management deems reasonable in the circumstances);

             (i) extensions of credit representing the purchase price for the sale of assets permitted under subsection 8.6;

             (j)  Capital Expenditures permitted under subsection 8.8;

             (k) Investments consisting of any repurchase or redemption of the Subordinated Notes, the New Notes or other Indebtedness that is financed solely by (i) loans or equity contributions made in cash to RBX Group (and then contributed as equity to the Borrower) by AIP, any Permitted AIP Affiliate or any officer, director or employee of RBX Group or any of its Subsidiaries or (ii) any proceeds from the sale or issuance after the Closing Date of the Capital Stock of RBX Group, the Borrower or any of the Subsidiaries; and

             (l) other Investments not otherwise permitted by clauses (a) through (k) above (including Investments in Foreign Subsidiaries of the Borrower) in an aggregate amount not to exceed $5,000,000.

          8.10 Limitations on Certain Acquisitions. Acquire by purchase or otherwise all the business or assets of, or all of the stock or other evidences of beneficial ownership of, any Person, except that, so long as no Default or Event of Default shall have occurred and be continuing or would occur immediately after giving effect thereto, the Borrower and its Subsidiaries shall be allowed to make any such acquisitions so long as each such acquisition involves the stock of a Person engaged substantially in, or a business or assets constituting a business engaged substantially in, one or more of the same or similar lines of business of the Borrower and the aggregate consideration paid (including any Indebtedness assumed) by the Borrower and its Subsidiaries in connection with all such acquisitions since the Closing Date shall not exceed $5,000,000 in the aggregate; provided, however, that the Borrower and its Subsidiaries may pay consideration in excess of $5,000,000 in the aggregate in connection with acquisitions since the Closing Date so long as (i) any amount in excess of $5,000,000 is financed by means of loans or equity contributions made in cash to RBX Group (and then contributed as equity to the Borrower) by AIP, any AIP Permitted Affiliate or any officer, director or employee of RBX Group or of its Subsidiaries and (ii) the Borrower, at the time of such equity contribution to the Borrower, notifies the Agent in writing that such equity contribution will be used for such purpose.

          8.11 Limitation on Optional Payments and Modifications of Debt Instruments. (a) (i) Make any optional payment or optional prepayment on or optional redemption or optional purchase of any Indebtedness in a principal amount in excess of $3,000,000 other than Indebtedness existing under this Agreement or the other Loan Documents, (ii) except as otherwise provided in this subsection 8.11, amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any such Indebtedness other than Indebtedness existing under this Agreement or the other Loan Documents (other than any such amendment, modification or change which would (A) cure any ambiguity, defect or inconsistency in such Indebtedness or waive any default thereunder, (B) extend the maturity or reduce the amount of any payment of principal thereof, (C) reduce the rate or extend the date for payment of interest thereon or (D) otherwise not be materially adverse to the Borrower and its Subsidiaries, the Agent and the Lenders) or (iii) make any payment of interest in cash in respect of any Indebtedness (other than Indebtedness existing under this Agreement) that may in accordance with the terms thereof be paid by the issuance of additional Indebtedness or (iv) offer to do any of the actions described in the foregoing clauses (i), (ii) and
(iii), prior to the stated final maturity of any such Indebtedness. Notwithstanding the foregoing, neither the Borrower nor any Subsidiary shall make or shall distribute cash to RBX Group to permit or facilitate RBX Group's making (i) any payment of interest on the Subordinated Seller Notes if a Default or Event of Default shall have occurred and be continuing or (ii) any payment or prepayment of principal of, or any redemption or purchase of, any of the Subordinated Seller Notes unless (A) such repayment, prepayment, redemption or purchase is made after the second anniversary of the Closing Date and (B) at the time of, and immediately after giving effect to, such repayment, prepayment, redemption or purchase, (x) the Leverage Ratio shall not be greater than 5.00 to 1.00, (y) the Senior Leverage Ratio shall not be greater than 2.50 to 1.00 and (z) no Default or Event of Default shall have occurred and be continuing.

          (b) Permit (i) any waiver, supplement, modification, amendment, termination or release of the Subordinated Notes, the Subordinated Note Indenture, the New Notes or the Senior Secured Note Indenture or any related documentation (other than any such amendment, modification or change which would (A) cure any ambiguity, defect or inconsistency in the Subordinated Notes, the Subordinated Note Indenture, the New Notes or the Senior Secured
Note Indenture or such related documentation or waive any default thereunder,
(B) extend the maturity or reduce the amount of any payment of principal of the Subordinated Notes or the New Notes, (C) reduce the rate or extend the date for payment of interest on the Subordinated Notes or the New Notes or (D) otherwise not be materially adverse to the Borrower and its Subsidiaries, the Agent and the Lenders); provided, however, that the Borrower shall be permitted to issue notes substantially identical to the notes originally issued under the Senior Secured Note Indenture in exchange for such originally issued notes pursuant to the terms of the Securities Purchase Agreement, or
(ii) if a Default or Event of Default shall have occurred and be continuing, any waiver, supplement, modification, amendment, termination or release of the Management Agreement or any related documentation, which is adverse in any material respect to the interests of the Lenders (it being understood that the foregoing limitation shall not apply to any accrual or waiver of any management fees payable under the Management Agreement, which shall be expressly permitted hereby).

          (c) Notwithstanding anything to the contrary contained in subsection
(b) above, permit any waiver, supplement, modification, amendment, termination or release of any of the terms or provisions of the Subordinated Notes, the Subordinated Note Indenture, the New Notes, or the Senior Secured Note Indenture that would have the effect of (A) increasing the principal amount of the Subordinated Notes or the New Notes, (B) changing the maturity or any date for the payment of any principal of or interest thereon (other than any extension thereof), (C) increasing the rate of interest thereon, (D) making more restrictive any defaults or events of default in respect thereof or (E) in the case of the Subordinated Notes or the Subordinated Note Indenture, changing in any respect that is adverse to the interests of the Lenders the subordination provisions, pay-in-kind provisions or any guarantees thereof.

          (d) Make any distribution, whether in cash, property, securities or a combination thereof, other than scheduled payments of principal and interest (or trustee's fees and expenses) as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer to commit to pay, or directly or indirectly redeem, purchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any of the Subordinated Notes or the New Notes (except as contemplated by subsection 8.9(k), whether or not an Investment).

          8.12 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless (a) such transaction is otherwise permitted under this Agreement, (b) such transaction is upon terms no less favorable to the Borrower or the applicable Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate and
(c) the Borrower delivers to the Agent (i) with respect to any such transaction involving aggregate consideration in excess of $1,000,000, a resolution of the Board of Directors of the Borrower set forth in an Officers' Certificate certifying that such transaction complies with clause (b) above and that such transaction has been approved by a majority of the disinterested members of the Board of Directors of the Borrower and (ii) with respect to any such transaction involving aggregate consideration in excess of $5,000,000, an opinion as to the fairness to the Borrower or such Subsidiary, as the case may be, of such transaction from a financial point of view issued by an investment banking firm of national standing, provided that nothing contained in this subsection 8.12 shall be deemed to prohibit the Borrower or any of their respective Subsidiaries from (A) performing any agreements with or commitments to any Affiliate existing on the date hereof and described on Schedule 8.12,
(B) selling or redeeming any securities of the Borrower or any of their respective Subsidiaries (including any agreements relating thereto), to the extent permitted by this Agreement, (D) entering into employment agreements in the ordinary course of business, and (E) any transaction permitted by Section 8.7, provided, further, that this subsection 8.12 shall not prohibit (x) any transaction between the Borrower and any of the Subsidiaries or any transaction between or among any of the Subsidiaries, in each case to the extent that such transaction is not otherwise prohibited by this Agreement, or
(y) the Borrower and its Subsidiaries from making payments required pursuant to any tax sharing agreement in form and substance reasonably satisfactory to the Agent.

          8.13  Intentionally Omitted.

          8.14   Intentionally Omitted.

          8.15 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower or any of its Subsidiaries to end on a day other than December 31.

          8.16 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement and the other Loan Documents and the Subordinated Note Indenture and the Senior Secured Note Indenture and (b) any industrial revenue or development bonds, purchase money agreements, acquisition agreements or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed or acquired thereby) or operating leases of real property entered into in the ordinary course of business, which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, which represent the Collateral or any portion thereof.

          8.17  Limitation on Lines of Business; Creation of Subsidiaries.
(a) Enter into any business, either directly or through any Subsidiary, except for those businesses of the same general type as those in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are directly related thereto.

          (b) Create any new Domestic Subsidiaries of the Borrower other than any new Domestic Subsidiaries that shall execute a Guarantee Agreement and a Senior Security Agreement.

          8.18 Limitation on Bank Accounts. Maintain at any time any bank accounts not covered by the Lockbox Assignment Agreement (other than bank accounts to fund current payroll obligations).


                        SECTION 9.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

             (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan or any fee or other amount payable hereunder within three Business Days after any such interest, fee or other amount becomes due in accordance with the terms thereof or hereof; or

             (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document (or in any amendment, modification or supplement hereto or thereto) or which is contained in any certificate furnished at any time by or on behalf of the Borrower or any other Loan Party pursuant to this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

             (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in subsection 7.9 or Section 8 of this Agreement and, in the case of a default in the observance or performance of its obligations under (i) subsection 7.9(a), such default shall have continued unremedied for a period of two Business days after discovery thereof by a Responsible Officer of the Borrower or (ii) subsection 7.9(b) through (f), such default shall have continued unremedied for a period of three Business Days; or

             (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall have continued unremedied for a period of 30 days; or

             (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes) in excess of $1,000,000 or in the payment of any Guarantee Obligation in excess of $1,000,000, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness or Guarantee Obligation referred to in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable, and such time shall have lapsed; or

             (f) (i) RBX Group, the Borrower or any Significant Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or RBX Group, the Borrower or any Significant Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against RBX Group, the Borrower or any Significant Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against RBX Group, the Borrower or any Significant Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal, within 60 days from the entry thereof; or (iv) the Borrower or any Significant Subsidiary shall take any corporate action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Significant Subsidiary shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; or

             (g) (i) RBX Group or any Loan Party shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA (other than a standard termination pursuant to Section 4041(b) of ERISA), (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (other than a standard termination pursuant to Section 4041(b) of ERISA), (v) RBX Group, the Borrower or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

             (h) The Borrower or any Subsidiary shall, or is reasonably likely to, become liable for costs of investigation, remediation or compliance, for damages, fines, or penalties, or for other costs or charges under or in connection with any Environmental Law, that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or, in any event, could reasonably be expected to result in an adverse impact on the Borrower and its Subsidiaries in the aggregate by an amount in excess of $4,500,000; or

             (i) One or more judgments or decrees shall be entered against the Borrower or any of the Subsidiaries involving in the aggregate at any time a liability (to the extent not paid or covered by insurance) of $1,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

             (j) (i) Any of the Loan Documents shall cease for any reason to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Loan Documents shall so assert in writing, or (ii) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral, and the failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days; or

             (k) The Guarantee Agreement shall cease for any reason to be in full force and effect or any guarantor thereunder shall so assert in writing; or

             (l) A Change of Control shall occur, provided that, in the case of a Change of Control resulting from the existence of a lien on or a security interest on the Capital Stock of the Borrower, such lien or security interest shall not have been removed within 15 days after notice thereof to the Borrower;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:
(i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower in respect of such Letters of Credit under this Agreement and the other Loan Documents. The Borrower shall execute and deliver to the Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Agent may request to evidence the creation and perfection of such security interest in such cash collateral account. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

          Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.
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                                                                              57

                            SECTION 10.  THE AGENT

          10.1 Appointment. Each Lender hereby irrevocably designates and appoints Chase as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Chase, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          10.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents, Affiliates or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          10.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

          10.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified as between itself and the Lenders in failing or refusing to take any discretionary action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Lenders (or when expressly required hereby, all the Lenders or the Required Release Lenders, as the case may be), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

          10.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder (other than pursuant to subsection 9(a)) unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent
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                                                                              58

receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action reasonably promptly with respect to such Default or Event of Default as shall be directed by the Required Lenders, provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          10.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          10.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

          10.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          10.9 Successor Agent. The Agent may resign as Agent upon 10 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required

Lenders shall appoint from among the Lenders a successor agent for the Lenders (which successor agent shall be (a) a bank with an office in New York, New York having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank and (b) approved by the Borrower, which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes; provided, however, that the appointment of a successor agent at any time after the occurrence and during the continuance of an Event of Default need not be approved by the Borrower. After any Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


                          SECTION 11.  MISCELLANEOUS

          11.1 Amendments and Waivers. Neither this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or the other Loan Documents or changing in any manner the rights or obligations of the Lenders or of the Borrower hereunder or thereunder or (b) waive at the Borrower's request, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Note or any Reimbursement Obligation or of any scheduled installment of any Note or any Reimbursement Obligation, or reduce the stated rate of any interest or fee payable hereunder, extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment in each case without the written consent of the Required Lenders and each Lender affected thereby, (ii) amend, modify or waive any provision of this subsection 11.1 or subsection 11.6(a), release from the security interest created by the Security Documents all or substantially all of the Collateral, reduce the percentage specified in the definition of the term "Required Lenders" or "Required Release Lenders", consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or, release any Subsidiary from any of its obligations pursuant to the Guarantee Agreement, in any such case, without the written consent of all the Lenders, (iii) release from the security interest created by the Security Documents any portion of the Collateral without the written consent of the Required Release Lenders,
(iv) reduce the percentage specified in the definition of Required Lenders without the written consent of all the Lenders, (v) amend, modify or waive any provision of the Intercreditor Agreement without the written consent of the Required Release Lenders or (vi) amend, modify or waive any provision of
Section 10 without the written consent of the then Agent and the Required Lenders. The Letters of Credit and the Applications relating thereto and the L/C Obligations may not be amended, supplemented or modified without the written consent of the Issuing Lender and each affected L/C Participant. Any waiver and any amendment, supplement or modification pursuant to this subsection 11.1 shall apply to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of the Borrower and the Agent, and as set forth on Schedule 1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

    The Borrower:           5221 Valley Park Drive
                            Roanoke, VA 24019
                            Attention:  John Cantlin
                            Telecopy:  540-561-6027

    with a copy to:         American Industrial Partners Capital Fund II, L.P.
                            One Maritime Plaza
                            Suite 2525
                            San Francisco, CA 94111
                            Attention:  Lawrence W. Ward, Jr.
                            Telecopy:  (415) 788-5302

    The Agent:              The Chase Manhattan Bank Agency Services Group
                            One Chase Manhattan Plaza
                            New York, NY  10081
                            Attention:  Sandra Miklave
                            Telecopy:  212-552-5658

    with a copy to:         The Chase Manhattan Bank
                            270 Park Avenue
                            New York, New York  10017
                            Attention:  William J. Caggiano
                            Telecopy:  212-972-0009

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsection 2.3, 3.2, 4.2, 4.4 or 4.8 shall not be effective until received.

          11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Borrower, the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          11.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

          11.5  Payment of Expenses and Taxes.  The Borrower agrees (a) to pay or reimburse the Agent, within ten days after demand, for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement, waiver or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions (including the syndication of the Commitments) contemplated hereby and thereby, including, without limitation, the
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                                                                              61

reasonable fees and disbursements of Cravath, Swaine & Moore, counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Agent and to the several Lenders, (c) to pay, indemnify, and hold each Lender and the Agent harmless, within ten days after demand, from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay by the Borrower or any of its Subsidiaries in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent (and their respective directors, officers, employees, Affiliates and agents) harmless, within ten days after demand, from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (whether or not caused by any negligence (other than gross negligence) of any Lender, the Agent or any of their respective directors, officers, employees, Affiliates or agents and including, without limitation, the reasonable fees and disbursements of counsel) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents and any such other documents (regardless of whether the Agent or any Lender is a party to the litigation or other proceeding giving rise thereto), including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause
(d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any such Lender (or any of their respective directors, officers, employees, Affiliates and agents) or (ii) legal proceedings commenced against the Agent or any such Lender by any securityholder or creditor thereof arising out of and based upon rights afforded any such securityholder or creditor solely in its capacity as such. The agreements in this subsection shall survive the termination of this Agreement, repayment of the Notes and all other amounts payable hereunder.

          11.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender. Any assignment or transfer by the Borrower without such written consent shall be void and of no force or effect.

          (b)  Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such
Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender shall sell any such participating interest shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce the Borrower's obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this
Agreement or any of the other Loan Documents, provided that such participation agreement may provide that such Lender will not agree to any amendment, supplement, modification or waiver described in clause (i) or (ii) of the proviso to the second sentence of subsection 11.1 without the consent of the Participant. Each Lender shall be
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                                                                              62

entitled to the benefits of subsections 4.9, 4.10, 4.11, 4.12, and 11.5 without regard to whether it has granted any participating interests; provided, however, that all amounts payable to a Lender under subsections 4.9, 4.10, 4.11, 4.12, and 11.5 shall be determined as if such Lender had not granted any such participating interests.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or, at any time upon the occurrence and during the continuance of an Event of Default, with the prior written consent of the Agent and, at any other time, with the prior written consent of the Borrower and the Agent (which in each case shall not be unreasonably withheld), to an additional bank, financial institution or mutual fund (an "Assignee") all or any part of its rights and obligations under this Agreement and the Notes, including, without limitation, its Commitments and Loans, pursuant to an Assignment and Acceptance, substantially in the form of Exhibit G, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Agent in accordance with the terms of this subsection 11.6(c)) and delivered to the Agent for its acceptance and recording in the Register, provided that (i) no such transfer (other than to a Lender or any Affiliate thereof) shall be in an aggregate principal amount less than $5,000,000 (or, if less, the full amount of such assigning Lender's Commitment), (ii) if any Lender assigns all or any part of its rights and obligations under this Agreement to one of its Affiliates in connection with or in contemplation of the sale of its interest in such Affiliate, the Borrower's prior written consent, not to be unreasonably withheld, shall be required for such assignment and (iii) in the event of a transfer of less than all of such rights and obligations to an additional bank, financial institution or mutual fund that is not then a Lender or any Affiliate thereof, such Lender after such sale shall retain Commitments and/or Loans (without duplication) aggregating at least 4% of the then outstanding Commitments and/or Loans (without duplication). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (ii) the assigning Lender thereunder shall be released from its obligations under this Agreement to the extent that such obligations shall have been expressly assumed by the Assignee pursuant to such Assignment and Acceptance (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

          (d) The Agent acting on behalf of and as agent for the Borrower shall maintain at its address referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement, notwithstanding any notice to the contrary. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, (x) at any time upon the occurrence and during the continuance of an Event of Default, by the Agent and (y) at any
other time, by the Borrower and the Agent), together with payment to the Agent of a registration and processing fee of $4,000 the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the
Lenders and the Borrower. On or prior to such effective date, the assigning Lender shall surrender the outstanding Notes held by it, all or a portion of which are being assigned, and the Borrower, at its own expense, shall execute and deliver to the Agent (in exchange for the outstanding Notes of the assigning Lender) a new Note, to the order of such Assignee in an amount equal
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                                                                              63

to the amount of such Assignee's Commitment, after giving effect to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount of such Lender's Commitment after giving effect to such Assignment and Acceptance. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby. The Notes surrendered by the assigning Lender shall be returned by the Agent to the Borrower marked "canceled".

          (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 11.14, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement. No assignment or participation made or purported to be made to any Transferee shall be effective without the prior written consent of the Borrower if it would require the Borrower to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction.

          (g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

          11.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations, as the case may be, owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans or the Reimbursement Obligations, as the case may be, owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence of an Event of Default and during the continuance of an Event of Default to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrower and the Agent.

          11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          11.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          11.12 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, the applicable Lender or the Agent, as the case may be, at the address specified in subsection 11.2 or at such other address of which the Agent and the Borrower shall have been notified pursuant thereto;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

          11.13  Acknowledgments.  The Borrower hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

     (b)  neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent and
Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
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                                                                              65

     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          11.14 Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement or the Senior Security Agreement, provided that nothing herein shall prevent any Lender from disclosing any such information (a) to the Agent or any other Lender, (b) to any Transferee or prospective Transferee who agrees to keep such information confidential pursuant to the terms hereof, (c) to its employees, directors, agents, Affiliates, attorneys, accountants and other professional advisors as need to know such information, (d) upon the request or demand of any Governmental Authority having jurisdiction over such Lender,
(e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) which has been publicly disclosed other than in breach of this Agreement, or (g) as may be reasonably required in connection with the exercise of any remedy hereunder.

          11.15 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          11.16 Indemnity. The Borrower agrees to indemnify and hold harmless the Agent and each Lender and their respective directors, officers, employees and agents against any loss, liability, cost or expense which such Persons may sustain or incur as a consequence of the Refinancing and the other transactions contemplated hereby and thereby or the use or the proposed use of proceeds hereof or thereof. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts hereunder.

          11.17  Senior Indebtedness.  The Obligations shall rank senior in right of payment to the Subordinated Notes.
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                                                                              66

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                              RBX CORPORATION,

                               by
                                     /s/ Frank Roland
                                     ----------------------------
                              Name:  Frank Roland
                              Title: President and Chief Executive Officer


                              THE CHASE MANHATTAN BANK , as Agent, as a
                              Lender and as Issuing Lender,

                               by
                                     /s/ William Caggiano
                                     ----------------------------
                              Name:  William Caggiano
                              Title: Managing Director


                              BANKBOSTON, N.A., as a Lender,

                               by
                                     /s/ Joseph Becker
                                     ----------------------------
                              Name:  Joseph Becker
                              Title: Vice President